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                             ICon International Inc.
                              420 Lexington avenue
                            New York, New York 10170

November 15, 1995

Mr. Ernest A. Christoph
Hartz-PW Tower B Limited Partnership
400 Plaza Drive
Seacaucus, New Jersey  07094-3688

Re:   Lease Agreement between Hartz-PW Tower B Limited Partnership ("Landlord")
      And ICon International Inc. ("Tenant")
      Premises:  1200 Harbor Boulevard, Weehawken, New Jersey

Dear Ernie:

This will confirm that notwithstanding anything contained in Article 8 of the Lease to the contrary, you will accept as complying with such Article 8 the Security Deposit in the form of an irrevocable letter of credit which has a term of at least one year expiring no earlier than on November 2, 1996, although it does not automatically renew on an annual basis, provided that at least thirty
(30) days prior to November 2, 1996 and each anniversary thereof during the Term we deliver to you a substitute irrevocable letter of credit with a term of at least one year expiring no earlier than the next such anniversary or a term which expires no earlier than thirty (30) days after the Expiration Date of the Lease, whichever is sooner, in the amount provided in such Article 8 and otherwise conforming to the requirements of such Article 8.


                                   Sincerely,
                                   ICon International Inc.




                                   By: /s/ Scott Baxter
                                       ----------------------------------
                                       Scott Baxter, President


Accepted and Agreed:

        Hartz-PW Tower B Limited Partnership
By:     Hartz Mountain Industries, Inc.


By:     /s/ Irwin A. Horowitz
        -----------------------------------------
        Name: Irwin A. Horowitz
        Title:  Executive Vice President






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                                TABLE OF CONTENTS

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


ARTICLES                                                      PAGE
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
   1 - DEFINITIONS.............................................1

   2 - DEMISE AND TERM.........................................7

   3 - RENT....................................................7

   4 - USE OF DEMISED PREMISES ................................8

   5 - PREPARATION OF DEMISED PREMISES.........................9

   6 - TAX AND OPERATING EXPENSE PAYMENTS.....................10

   7 - COMMON AREAS...........................................12

   8 - SECURITY...............................................13

   9 - SUBORDINATION..........................................15

  10 - QUIET ENJOYMENT........................................18

  11 - ASSIGNMENT, SUBLETTING AND MORTGAGING..................18

  12 - COMPLIANCE WITH LAWS...................................21

  13 - INSURANCE AND INDEMNITY................................23

  14 - RULES AND REGULATIONS..................................26

  15 - ALTERATIONS............................................26

  16 - LANDLORD'S AND TENANT'S PROPERTY.......................27

  17 - REPAIRS AND MAINTENANCE................................28

  18 - ELECTRIC ENERGY........................................29

  19 - HEAT, VENTILATION AND AIR-CONDITIONING.................30

  20 - OTHER SERVICES; SERVICE INTERRUPTION...................31

  21 - ACCESS, CHANGES AND NAME...............................32

  22 - MECHANICS' LIENS AND OTHER LIENS.......................33

  23 - NON-LIABILITY .........................................33

  24 - DAMAGE OR DESTRUCTION..................................34

  25 - EMINENT DOMAIN.........................................36





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


ARTICLES                                                      PAGE
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
  26 - SURRENDER..............................................38

  27 - CONDITIONS OF LIMITATION...............................38

  28 - RE-ENTRY BY LANDLORD...................................39

  29 - DAMAGES................................................40

  30 - AFFIRMATIVE WAIVERS....................................43

  31 - NO WAIVERS.............................................43

  32 - CURING A PARTY'S DEFAULTS..............................43

  33 - BROKER.................................................44

  34 - NOTICES................................................44

  35 - ESTOPPEL CERTIFICATES..................................45

  36 - ARBITRATION............................................45

  37 - MEMORANDUM OF LEASE....................................46

  38 - RELOCATION OF DEMISED PREMISES.........................46

  39 - MISCELLANEOUS..........................................46


                                    EXHIBITS



  EXHIBIT A - DEMISED PREMISES

  EXHIBIT A1 - DEVELOPMENT

  EXHIBIT B - DESCRIPTION OF LAND

  EXHIBIT C - WORKLETTER

  EXHIBIT D - RULES AND REGULATIONS

  EXHIBIT E - CLEANING SPECIFICATIONS

  EXHIBIT X - PSE&G LETTER







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        LEASE, dated November 3, 1995, by and between HARTZ-PW TOWER B LIMITED
PARTNERSHIP, a New Jersey Limited Partnership having an office at 400 Plaza Drive, Secaucus, New Jersey 07094-3688 ("Landlord"), and ICON INTERNATIONAL INC., a Delaware corporation having an office at 420 Lexington Avenue, New York, New York 10170 ("Tenant").


                             ARTICLE 1 - DEFINITIONS

        1.01. As used in this Lease (including in all Exhibits and any Riders attached hereto, all of which shall be deemed to be part of this Lease) the following words and phrases shall have the meanings indicated:

        A.  Advance Rent:  $48,400.67

        B. Additional Charges: All amounts that become payable by Tenant to Landlord hereunder other than the Fixed Rent.

        C.  Architect:  Kenneth Carl Bonte, or as Landlord may designate.

        D.  Base Year:  The calendar year 1996.

        E.  Broker: Pyramid Real Estate & Management Co.

        F. Building: The building or buildings now or hereafter located on the Land (excluding any portion of the Retail Mall on the Land) and known or to be known as 1200 Harbor Boulevard in Lincoln Harbor, Weehawken, New Jersey.

        G. Building Fraction: a fraction the numerator of which is the Floor Space of the Building (approximately 367,825 square feet) and the denominator of which is the aggregate Floor Space of the buildings in the Development.
               If the aggregate Floor Space of the buildings in the Development shall be changed due to any construction or alteration, the denominator of the Building Fraction shall be increased or decreased to reflect such change.

        H. Business Days: All days except Saturdays, Sundays, days observed by the federal or state government as legal holidays and such other holidays as shall be designated as holidays by the applicable building service union employees' service contract or by the applicable operating engineers' contract.

        I. Business Hours: Generally customary daytime business hours, but not before 9:00 A.M. or after 6:00 P.M.

        J.  Calendar Year:  Any twelve-month period commencing on a January 1.

        K. Commencement Date: The earlier of (a) the date on which both: (i) the Demised Premises shall be Ready for Occupancy, and (ii) actual possession of the Demised Premises shall have been delivered to Tenant by notice to Tenant, or (b) the date Tenant, or anyone claiming under or through Tenant, first occupies the Demised Premises for normal business operations.


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        L. Common Areas: All areas, spaces and improvements in the Building and on the Land which Landlord makes available from time to time for the common use and benefit of the tenants and occupants of the Building and which are not exclusively available for use by a single tenant or occupant, including, without limitation, parking areas, roads, walkways, sidewalks, landscaped and planted areas, community rooms, if any, the managing agent's office, if any, and public rest rooms, if any.

        M. Demised Premises: The space that is or will be located on the eighth (8th) floor of the Building and that is indicated on the floor plan attached hereto as Exhibit A. The Demised Premises contains or will contain approximately 31,600 square feet of Floor Space subject to adjustment upon verification by the Architect.

        N.     Development:   All lands and improvements now existing or
hereafter constructed located in the area outlined on Exhibit A-1.

        O. Development Common Areas: All areas in the Development excluding Common Areas that are not exclusively available for use by a single tenant including, but not limited to: walkways, landscaped areas, open spaces, roads, ramps, buildings and riverbank bulkheads.

        P. Expiration Date: The date that is the day before the tenth (10th) anniversary of the Commencement Date if the Commencement Date is the first day of a month, or the tenth (10th) anniversary of the last day of the month in which the Commencement Date occurs if the Commencement Date is not the first day of a month. However, if the Term is extended by Tenant's effective exercise of Tenant's right, if any, to extend the Term, the "Expiration Date" shall be changed to the last day of the last extended period as to which Tenant shall have effectively exercised its right to extend the Term. For the purposes of this definition, the earlier termination of this Lease shall not affect the "Expiration Date."

        Q. Fixed Rent: An amount at the annual rate of Eighteen and 34/100 Dollars ($18.34) multiplied by the Floor Space of the Demised Premises for years one (1) through five (5) of the Lease Term and an amount at the annual rate of Twenty and 00/100 Dollars ($20.00) multiplied by the Floor Space of the Demised Premises for years six (6) through ten (10) of the Lease Term.

        R. Floor Space: As to the Demised Premises, the sum of the floor area stated in square feet bounded by the exterior faces of the exterior walls, or by the exterior or Common Area face of any wall between the Demised Premises and any portion of the Common Areas, or by the center line of any wall between the Demised Premises and space leased or available to be leased to a tenant or occupant plus eighteen percent (18%). Any reference to Floor Space of a building shall mean the floor area of all levels or stories of such building, excluding any roof, except such portion thereof (other than cooling towers, elevator penthouses, mechanical rooms, chimneys and staircases, entrances and exits) as is permanently enclosed, and including any interior basement level or mezzanine area not occupied or used by a tenant on a continuing or repetitive basis, and any mechanical room, enclosed or interior truck dock, interior Common Areas, and areas used by Landlord for storage, for housing




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meters and/or other equipment or for other purposes. Any reference to the Floor
Space is intended to refer to the Floor Space of the entire area in question irrespective of the Person(s) who may be the owner(s) of all or any part thereof.

        S.  Guarantor: None.

        T.  INTENTIONALLY DELETED.

        U. Land: The Land upon which the Building and Common Areas are located. The Land is described on Exhibit B.

        V. Landlord's Work: The materials and work to be furnished, installed and performed by Landlord at its expense in accordance with the provisions of Exhibit C.

        W. Legal Requirements: Laws and ordinances of all federal, state, city, town, county, borough and village governments, and rules, regulations, orders and directives of all departments, subdivisions, bureaus, agencies or offices thereof, and of any other governmental, public or quasi-public authorities having jurisdiction over the Land and Building, whether now or hereafter in force, including, but not limited to, those pertaining to environmental matters.

        X.  Mortgage:  A mortgage and/or a deed of trust.

        Y. Mortgagee: A holder of a mortgage or a beneficiary of a deed of trust.

        Z. Operating Expenses: The sum of the following: (1) the cost and expense (whether or not within the contemplation of the parties) for the repair, replacement, maintenance, policing, insurance and operation of the Building and Land, and (2) the Building Fraction of the sum of (a) the cost and expense for the repair, replacement, maintenance, policing, insurance and operation of the Development Common Areas; (b) the Real Estate Taxes, if any, attributable to the Development Common Areas; and (3) the Parking Charges attributable to the Building as defined in 1.01 (AA) and (4) fifty percent (50%) of the cost and expense for repair, replacement, maintenance, policing insurance and operation of the lobbies that service the Building and the Retail Mall in common. The "Operating Expenses" shall, include, without limitation, the following: (i) the cost for rent, casualty, liability, boiler and fidelity insurance, (ii) if an independent managing agent is employed by Landlord, the fees payable to such agent (provided the same are competitive with the fees payable to independent managing agents of comparable facilities in Hudson County), and (iii) reasonable legal, accounting and other professional fees. In all years including the Base Year, if Landlord is itself managing the Building and has not employed a independent third party for such management, Landlord shall be entitled to 25% of the resulting total of all of the foregoing items making up "Operating Expenses" for Landlord's home office administration and overhead cost and expense. All items included in Operating Expenses shall be determined in accordance with generally accepted accounting principles consistently applied. In no event shall





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Landlord's home office administration and overhead costs and expenses exceed the normal customary industry third party management fees.

"Operating Expenses" shall not include the following:

        (i) Costs for which Landlord is reimbursed by its insurer, any tenant's insurer or any tenant (other than through operating expense provisions);

        (ii) Interest, principal or other payments on mortgages or other debt costs, if any;

        (iii) Rent concessions or expenditures for any alteration, renovation, redecoration or finish of any other tenant space in the Building whether performed in connection with the occupancy of such space by a new tenant or in connection with a renewal of a lease for such space by the existing tenant thereof or the relocation of a tenant or otherwise;

        (iv) Leasing commissions, marketing and advertising costs related to leasing space in the Building;

        (v)    Rent under any ground lease;

        (vi) interest, late charges and late penalties on any charges payable by Landlord which are included in Operating Expenses, except as the result of a default by Tenant;

        (vii) Legal, accounting and other professional fees and disbursements incurred in connection with any negotiation of, or disputes arising out of, any lease in the Building, with respect to new leases, enforcing Landlord's rights under existing leases, financing, refinancing, litigation with tenants or third-parties (all exclusive, however, of any legal, accounting or other professional fees and disbursements incurred in connection with an appeal of Real Estate Taxes);

        (viii) services provided for the exclusive use of another tenant in the Building;

        (ix) capital improvements, except as follows: in the event any of the items which would constitute Operating Expenses are classified as capital improvements pursuant to generally accepted accounting principles, the monthly amount included in Operating Expenses during the Term with respect thereto will be limited to the monthly amount necessary to amortize the cost of such item, with interest thereon (at the floating Prime Rate of Chemical Bank [or its successor in interest] plus 1%), over the useful life of such item, in accordance with generally accepted accounting principles consistently applied.

        AA. Parking Charges: The Building's pro-rata share of the cost and expense for the repair, replacement, striping, lighting maintenance, policing, insurance, Real Estate Taxes, utilities, and landscaping of the parking facility or facilities serving to the Building. The Building's pro-rata share shall be a fraction the numerator of which is the Floor Space of the Building and the denominator of which is the Floor Space of the Building and any other





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building or buildings that use such parking facility in common with the
Building.

        BB. Permitted Uses: General offices, including offices for executive, administrative, marketing, sales, accounting, credit departments and any other lawful use consistent with that of a first class office building; such use may include, in addition to Tenant's primary use of the Demised Premises for general offices as above described, the utilization by Tenant of those portions of the Demised Premises identified on Exhibit A as "Lab", Shipping and Receiving" and "Computer Room", for purposes of shipping and receiving, and the installation, storage, maintenance, and operation of computers, printers, scanners, routers, telecommunications equipment and machines, photocopying and facsimile equipment and machines, and other office mechanical, electronic, optical and other equipment; Landlord shall not unreasonably withhold or delay its consent to the utilization by Tenant of up to an additional five (5%) percent of the Demised Premises for such uses. It is understood and agreed that Tenant may employ use, maintain and operate desk top computers, printers, scanners, routers, telecommunications equipment and machines, photocopying and facsimile equipment and machines, and other office mechanical, electronic, optical and other equipment as part of its general office use. For the purposes hereof "first class office building" shall mean: In keeping with the present operation and management of the Building and in keeping with the character and tenants of the Building. Under no circumstances shall Tenant be permitted to use or store, except in de minimis amounts consistent with general office use, any flammables, explosives, radioactive materials, polychlorinated biphenyls (PCBs), hazardous wastes, toxic substances or related materials, petroleum and petroleum products, and substances declared to be hazardous or toxic under any Legal Requirements now or hereafter enacted or promulgated by any governmental authority. Any and all Permitted Uses hereunder shall be conducted by Tenant in a manner complying with all applicable Legal Requirements.

        CC. Person: A natural person or persons, a partnership, a corporation, or any other form of business or legal association or entity.

        DD. Ready for Occupancy: The condition of the Demised Premises when for the first time the Landlord's Work shall have been completed other than for minor or insubstantial details of construction, mechanical adjustment or decoration, the noncompletion of which does not materially interfere with Tenant's use of the Demised Premises, and Landlord has obtained a temporary, permanent, or continuing Certificate of Occupancy permitting use of the Demised Premises for the Permitted Uses.

        EE. Real Estate Taxes: The real estate taxes, assessments and special assessments imposed upon the Building and Land by any federal, state, municipal or other governments or governmental bodies or authorities, and any expenses incurred by Landlord in contesting such taxes or assessments and/or the assessed value of the Building and Land, which expenses shall be allocated to the period of time to which such expenses relate. If at any time during the Term the methods of taxation prevailing on the date hereof shall be altered so that in lieu of, or as an addition to or as a substitute for, the whole or any part of such real estate taxes, assessments and special





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assessments now imposed on real estate there shall be levied, assessed or imposed (a) a tax, assessment, levy, imposition, license fee or charge wholly or partially as a capital levy or otherwise on the rents received therefrom, or (b) any other such additional or substitute tax, assessment, levy, imposition or charge, then all such taxes, assessments, levies, impositions, fees or charges or the part thereof so measured or based shall be deemed to be included within the term "Real Estate Taxes" for the purposes hereof. The term "Real Estate Taxes" shall not include: (i) interest and penalties for late payment, unless Tenant shall fail to make timely payment of its taxes; (ii) gross receipts, excess profits, income, payroll, and stamp taxes; (iii) inheritance, gift, estate, succession, sales, transfer, corporate, franchise, excise, capital levies, capital stock and personal property taxes; and (iv) any assessment for improvements levied against other tenants of the Building to the extent the same are designated by the taxing authority.

        FF.  Rent:  The Fixed Rent and the Additional Charges.

        GG. Retail Mall:   The grade level areas, spaces and improvements now
or hereafter used or constructed for retail shops, services and restaurants.

        HH. Rules and Regulations: The reasonable rules and regulations that may be promulgated by Landlord from time to time, which may be reasonably changed by Landlord from time to time. The Rules and Regulations now in effect are attached hereto as Exhibit D.

        II. Security Deposit: $500,000.00 Letter of Credit, subject to reduction as more particularly set forth in Article 8 below.

        JJ.  INTENTIONALLY DELETED.

        KK.  Successor Landlord:  As defined in Section 9.03.

        LL. Superior Lease: Any lease to which this Lease is, at the time referred to, subject and subordinate.

        MM. Superior Lessor: The lessor of a Superior Lease or its successor in interest, at the time referred to.

        NN. Superior Mortgage: Any Mortgage to which this Lease is, at the time referred to, subject and subordinate.

        OO. Superior Mortgagee: The Mortgagee of a Superior Mortgage at the time referred to.

        PP.    Tenant's Fraction:  8.6%.  If the size of the Demised Premises or the Building shall be changed from the initial size thereof, due to any taking, any construction or alteration work or otherwise, the Tenant's
Fraction shall be changed to the fraction the numerator of which shall be the Floor Space of the Demised Premises and the denominator of which shall be the Floor Space of the Building.

        QQ.  Tenant's Property:  As defined in Section 16.02.






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        RR.  Tenant's Work:  The facilities, materials and work which may be undertaken by or for the account of Tenant (other than the Landlord's Work) to equip, decorate and furnish the Demised Premises for Tenant's occupancy in accordance with the provisions of Exhibit C.

        SS. Term: The period commencing on the Commencement Date and ending at 11:59 p.m. of the Expiration Date, but in any event the Term shall end on the date, if any when this Lease is earlier terminated.

        TT. Unavoidable Delays: A delay arising from or as a result of a strike, lockout, or labor difficulty, explosion, sabotage, accident, riot or civil commotion, act of war, fire or other catastrophe, Legal Requirement or an act of the other party and any cause beyond the reasonable control of that party, provided that the party asserting such Unavoidable Delay has exercised its best efforts to minimize such delay.

                           ARTICLE 2 - DEMISE AND TERM

        2.01. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Demised Premises, for the Term. Promptly following the Commencement Date, the parties hereto shall enter into an agreement in form and substance satisfactory to Landlord and Tenant setting forth the Commencement Date.

                                ARTICLE 3 - RENT

        3.01. Tenant shall pay the Fixed Rent in equal monthly installments in advance on the first day of each and every calendar month during the Term (except that Tenant shall pay, upon the execution and delivery of this Lease by Tenant, the Advance Rent, to be applied against the first installment or installments of Fixed Rent becoming due under this Lease). If the Commencement Date occurs on a day other than the first day of a calendar month, the Fixed Rent for the partial calendar month at the commencement of the Term shall be prorated.

        3.02. The Rent shall be paid in lawful money of the United States to Landlord at its office, or such other place, or Landlord's agent, as Landlord shall designate by notice to Tenant. Tenant shall pay the Rent promptly when due without notice or demand therefor and without any abatement, deduction or setoff for any reason whatsoever, except as may be expressly provided in this Lease. If Tenant makes any payment to Landlord by check, same shall be by check of Tenant and Landlord shall not be required to accept the check of any other Person, and any check received by Landlord shall be deemed received subject to collection. If any check is mailed by Tenant, Tenant shall post such check in sufficient time prior to the date when payment is due so that such check will be received by Landlord on or before the date when payment is due. Tenant shall assume the risk of lateness or failure of delivery of the mails, and no lateness or failure of the mails will excuse Tenant from its obligation to have made the payment in question when required under this Lease.





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        3.03. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law provided.

        3.04. If Tenant is in arrears in payment of Rent, Tenant waives Tenant's right, if any, to designate the items to which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to such items as Landlord sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items to which any such payments shall be credited.

        3.05. In the event that any installment of Rent due hereunder shall be overdue for five (5) Business Days or more on more than one occasion in any Calendar Year, a "Late Charge" equal to four percent (4%) or the maximum rate permitted by law, whichever is less ("Late Payment Rate") for Rent so overdue may be charged by Landlord for each month or part thereof that the same remains overdue (so that, for example, in the case of a payment of Fixed Rent which has not been paid within the applicable grace period), the Late Charge shall commence to accrue retroactive to the first day of the month to which such payment relates). Any such Late Charges if not previously paid shall, at the option of the Landlord, be added to and become part of the next succeeding Rent payment to be made hereunder.

                       ARTICLE 4 - USE OF DEMISED PREMISES

        4.01. Tenant shall use and occupy the Demised Premises for the Permitted Uses, and Tenant shall not use or permit or suffer the use of the Demised Premises or any part thereof for any other purpose.

        4.02. If any governmental license or permit, other than a Certificate of Occupancy, shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises or any part thereof, Tenant shall duly procure and thereafter maintain such license or permit and submit the same to Landlord for inspection. Landlord shall secure a Certificate of Occupancy for the Demised Premises pursuant to which the Demised Premises may be used and occupied for the Permitted Uses. Tenant shall at all times comply with the terms and conditions of each such license or permit. Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy the Demised Premises, or do or permit anything to be done in the Demised Premises, in any manner which (a) violates the Certificate of Occupancy for the Demised Premises or for the Building; (b) causes or is liable to cause injury to the Building or any equipment, facilities or systems therein; (c) constitutes a violation of the Legal Requirements; (d) impairs the appearance of the Building as a first-class office building; (e) adversely impairs the proper and economic maintenance, operation and repair of the Building and/or its equipment, facilities or systems; or (f) unreasonably interferes with other tenants or occupants of the Building.







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                   ARTICLE 5 - PREPARATION OF DEMISED PREMISES

        5.01.(a) Upon satisfaction of the contingencies set forth in Section
9.01 below, Landlord shall with reasonable diligence commence and prosecute to completion the preparation of the Demised Premises for Tenant's occupancy in the manner described in, and subject to the provisions of, Exhibit C. Tenant shall occupy the Demised Premises promptly after the same are Ready for Occupancy and possession thereof is delivered to Tenant by Landlord giving to Tenant a notice of such effect.

             (b) Tenant shall, within ten (10) days of the date hereof, provide Landlord with all information Landlord needs to prepare working drawings for the construction of Landlord's Work. Such information shall include, but not be limited to layout of the Demised Premises, electrical, mechanical, plumbing & structural requirements, materials & finishes. Within fifteen (15) days of Landlord's receipt of all necessary information, Landlord shall deliver working drawings to Tenant. Tenant shall, within five (5) days of its receipt of working drawings, review and approve the working drawings by giving Landlord written notice thereof. If Tenant does not respond within said five (5) day period, the working drawings shall be deemed approved. If Tenant disapproves of the working drawings, it shall specify in detail the reasons for its disapproval. If Tenant makes changes in the working drawings which causes any delay, then the provisions of Section 5.02 shall apply. Within ten (10) days after the working drawings are approved or deemed approved, Landlord shall submit to Tenant prices for the construction of any items in excess of Landlords' Work. Tenant shall, within five (5) days of its receipt of prices, review and approve the prices by giving Landlord written notice thereof. If Tenant does not respond within said five (5) day period, the prices shall be deemed approved. If Tenant disapproves of any prices, the provisions of Section 5.02 shall apply. In responding to any Tenant requests for change orders Landlord shall advise Tenant of the additional cost (or savings) and delay in completion (or savings of time) anticipated as a result of such change order.

        5.02. If the substantial completion of the Landlord's Work shall be delayed due to (a) any act or omission of Tenant or any of its employees, agents or contractors (including, without limitation, [i] any delays due to changes in or additions to the Landlord's Work, or [ii] any delays by Tenant in the submission of plans, drawings, specifications or other information or in approving any working drawings or estimates or in giving any authorizations or approvals), or (b) any additional time needed for the completion of the Landlord's Work by the inclusion in the Landlord's Work of any items specified by Tenant that require long lead time for delivery or installation, then the Demised Premises shall be deemed Ready for Occupancy on the date when they would have been ready but for such delay(s). Tenant shall take occupancy of the Demised Premises once the same shall be Ready for Occupancy, notwithstanding that there may be minor or insubstantial "punchlist" items in need of repair or correction. Not later than thirty (30) days from the Commencement Date, Tenant shall have the right to submit to Landlord a "punchlist" noting any incomplete or incorrect Landlord's Work in detail sufficient for Landlord to act thereon. Landlord shall use its reasonable efforts to promptly perform and complete such punchlist items and to minimize




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any inconvenience, annoyance, interruption or injury to Tenant's use and occupancy; provided, however, that the foregoing reasonable efforts shall not, in any event, require Landlord to perform or cause work to be performed other than on Business Days during Business Hours.

        5.03. Landlord reserves the right, at any time and from time to time, to increase, reduce or change the number, type, size, location, elevation, nature and use of any of the Common Areas and the Building (other than the Demised Premises) and any other buildings and other improvements on the Land, including, without limitation, the right to move and/or remove same, provided same shall be done in such a manner so as to minimize the interference with Tenant's use of the Demised Premises as contemplated by this Lease and not unreasonably interfere with Tenant's means of ingress or egress to and from the Demised Premises.


                 ARTICLE 6 - TAX AND OPERATING EXPENSE PAYMENTS

        6.01. Tenant shall pay to Landlord, as hereinafter provided, Tenant's Fraction of the Real Estate Taxes. Tenant's Fraction of the Real Estate Taxes shall be the Real Estate Taxes in respect of the Building for the period in question, less the Real Estate Taxes attributable to the Base Year, multiplied by the Tenant's Fraction, plus the Real Estate Taxes in respect of the Land for the period in question, less the Real Estate Taxes attributable to the Base Year, multiplied by the Tenant's Fraction. In the event any part of the Retail Mall is located on the Land, there shall be deducted from Real Estate Taxes the proportionate share of Real Estate Taxes attributable to the Retail Mall based upon the Floor Space of the portion of the Retail Mall located on the Land. If any portion of the Building shall be exempt from all or any part of the Real Estate Taxes, then for the period of time when such exemption is in effect, the Floor Space on such exempt portion shall be excluded when making the above computations in respect of the part of the Real Estate Taxes for which such portion shall be exempt. Landlord shall in good faith estimate the annual amount of Tenant's Fraction of the Real Estate Taxes (which estimate may be changed by Landlord in good faith at any time and from time to time), and Tenant shall pay to Landlord 1/12th of the amount so estimated on the first day of each month in advance. Tenant shall also pay to Landlord within fifteen (15) days after invoice or notice, from time to time, the amount which, together with said monthly installments, will be sufficient in Landlord's good faith estimation to pay Tenant's Fraction of any Real Estate Taxes thirty (30) days prior to the date when such Real Estate Taxes shall first become due. When the amount of any item comprising Real Estate Taxes is finally determined, including, without limitation, after the end of the Term, for a real estate fiscal tax year, Landlord shall submit to Tenant a statement in reasonable detail of the same, and the figures usedfor computing Tenant's Fraction of the same, and if Tenant's Fraction so stated is more or less than the amount theretofore paid by Tenant for such item based on Landlord's estimate, Tenant shall pay to Landlord the deficiency within fifteen (15) days after submission of such statement, or Landlord, at its election, shall either within such fifteen (15) day period refund to Tenant the excess, if any, or apply the same to the next installment of Real Estate Taxes due hereunder. Any Real Estate Taxes for a real estate fiscal tax year,





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a part of which is included within the Term and a part of which is not so included, shall be apportioned on the basis of the number of days in the real estate fiscal tax year included in the Term, and the real estate fiscal tax year for any improvement assessment will be deemed to be the one-year period commencing on the date when such assessment is due, except that if any improvement assessment is payable in installments, the real estate fiscal tax year for each installment will be deemed to be the one-year period commencing on the date when such installment is due. The above computations shall be made by Landlord in accordance with generally accepted accounting principles consistently applied, and the Floor Space referred to will be based upon the average of the Floor Space in existence on the first day of each month during the period in question. In addition to the foregoing, Tenant shall be responsible for any increase in Real Estate Taxes attributable to assessments for improvements installed by or for the account of Tenant in the Demised Premises. If the Demised Premises are not separately assessed, the amount of any such increase shall be determined by reference to the records of the tax assessor.

        6.02. Tenant shall pay to Landlord, as hereinafter provided, Tenant's Fraction of the Operating Expenses. Tenant's Fraction of the Operating Expenses shall be the Operating Expenses for the period in question, less the Operating Expenses for the Base Year, multiplied by Tenant's Fraction. Landlord shall in good faith estimate Tenant's annual Fraction of the Operating Expenses (which estimate may be reasonably changed by Landlord in good faith from time to time), and Tenant shall pay to Landlord 1/12th of the amount so estimated on the first day of each month in advance. If at any time Landlord changes its estimate of Tenant's Fraction of the Operating Expenses for the then current Calendar Year or partial Calendar Year, Landlord shall give notice to Tenant of such change and within fifteen (15) days after such notice Landlord and Tenant shall adjust for any overpayment or underpayment during the prior months of the then current Calendar Year or partial Calendar Year. After the end of each Calendar Year, including any partial Calendar Year at the beginning of the Term, and after the end of the Term, Landlord shall submit to Tenant a statement in reasonable detail stating Tenant's Fraction of the Operating Expenses for such Calendar Year, or partial Calendar Year in the event the Term shall begin on a date other than a January 1st and/or end on a date other than a December 31st, as the case may be, and stating the Operating Expenses for the period in question and the figures used for computing Tenant's Fraction of Operating Expenses, and if Tenant's Fraction of Operating Expenses so stated for such period is more or less than the amount paid for such period, Tenant shall pay to Landlord the deficiency within fifteen (15) days after submission of such statement of Tenant's Fraction, or Landlord, at its election, either shall within such fifteen (15) day period refund to Tenant the excess, if any, or apply same to the next installment(s) of Operating Expenses coming due hereunder. All computations shall be madein accordance with generally accepted accounting principles consistently applied.

        6.03. Each such annual statement given by Landlord pursuant to Section
6.01 or Section 6.02 shall be conclusive and binding upon Tenant unless within ninety (90) days after the receipt of such statement Tenant shall notify Landlord that it disputes the correctness of the statement, specifying the




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particular respects in which the statement is claimed to be incorrect. If such dispute is not settled by agreement, either party may submit the dispute to arbitration as provided in Article 36. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall, within fifteen (15) days after receipt of such statement, pay the Additional Charges in accordance with Landlord's statement, without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Landlord shall forthwith pay to Tenant the amount of Tenant's overpayment resulting from compliance with Landlord's statement.

        6.04. Provided Tenant is not in default beyond any applicable cure period under this Lease, Tenant shall have the right, at its sole cost and expense, upon at least thirty (30) days' prior written notice to Landlord, to examine Landlord's records relating to Operating Expenses of the Demised Premises and Real Estate Taxes for no more than five (5) days per Calendar Year. Landlord shall make records available for examination at Landlord's principal office during Landlord's normal business days and normal business hours. If any such review discloses that Operating Expenses or Real Estate Taxes were overstated by Landlord, Landlord, at its election, either shall within fifteen
(15) days refund or credit to Tenant any such excess or apply same to the next installment(s) of Operating Expenses or Real Estate Taxes coming due hereunder, together with an interest equivalent thereon from the applicable date(s) of such overpayment at the floating prime rate of Chemical Bank, New York (or successor thereto). In addition, in the event that any such review discloses that Operating Expenses or Real Estate Taxes were overstated by Landlord by more than five (5%) percent, Landlord shall pay to Tenant within fifteen days after demand therefor, Tenant's reasonable accountants' fees in connection with the review of Landlord's records under this Section 6.04. This provision shall not be deemed to give Tenant the right to offset or deduct or withhold payment of Rent. No subtenant shall have the right to conduct an examination and no assignee shall conduct an inspection for any period during which such assignee was not in possession of the Demised Premises. In the event Tenant elects to exercise an inspection of Landlord's records relating to Operating Expenses or Real Estate Taxes of the Demised Premises in accordance with this Section 6.04, such inspection must be conducted by an independent nationally recognized accounting firm that is not being compensated by Tenant on a contingency fee basis.

                            ARTICLE 7 - COMMON AREAS

        7.01. Subject to the provisions of Section 5.03, Landlord will operate, manage, equip, light, repair and maintain, or cause to be operated, managed, equipped, lighted, repaired and maintained, the Common Areas for their intended purposes. Landlord reserves the right, at any time and from time to time, to construct within the Common Areas kiosks, fountains, aquariums, planters, pools and sculptures, and to install vending machines, telephone booths, benches and the like, provided same shall not unreasonably block or interfere with Tenant's means of ingress or egress to and from the Demised Premises and shall be constructed and/or installed in such a manner as to minimize interference with Tenant's use of the Demised Premises as contemplated by this Lease.







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        7.02. Tenant and its subtenants and concessionaires, and their respective officers, employees, agents, customers and invitees, shall have the non-exclusive right, in common with Landlord and all others to whom Landlord has granted or may hereafter grant such right, but subject to the Rules and Regulations, to use the Common Areas. Landlord reserves the right, at any time and from time to time, to close temporarily all or any portions of the Common Areas when in Landlord's reasonable judgment any such closing is necessary or desirable (a) to make repairs or changes or to effect construction, (b) to prevent the acquisition of public rights in such areas, (c) to discourage unauthorized parking, or (d) to protect or preserve natural persons or property. Landlord may do such other acts in and to the Common Areas as in its judgment may be desirable to improve or maintain same. Landlord shall use reasonable efforts to minimize interference with Tenant's use of the Demised Premises or means of ingress or egress to and from the Demised Premises. Furthermore, Landlord shall use reasonable efforts to promptly pursue and complete such improvements and maintenance; provided, however, that the foregoing reasonable efforts shall not, in any event, require Landlord to perform or cause work to be performed other than on Business Days during Business Hours.

        7.03. Except as otherwise provided for in Rider R4, Tenant agrees that it, any subtenant or licensee and their respective officers, employees, contractors and agents will park their automobiles and other vehicles only where and as permitted by Landlord. Tenant will, if and when so requested by Landlord, furnish Landlord with the license numbers of any vehicles of Tenant, any subtenant or licensee and their respective officers, employees and agents.

                              ARTICLE 8 - SECURITY

        8.01. (a) Tenant has deposited with Landlord the Security Deposit as security for the full and faithful payment and performance by Tenant of Tenant's obligations under this Lease. If Tenant defaults in the full and prompt payment and performance of any of its obligations under this Lease beyond any applicable cure period, including, without limitation, the payment of Rent, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any Rent or any other sums as to which Tenant is in default beyond any applicable cure period or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default beyond any applicable cure period in respect of any of Tenant's obligations under this Lease, including, without limitation, any damages or deficiency in the reletting of the Demised Premises, whether such damages or deficiency accrue before or after summary proceedings or other re-entry by Landlord. If Landlord shall so use, apply or retain the whole or any part of the security, Tenant shall upon demand immediately deposit with Landlord a sum equal to the amount so used, applied and retained, as security as aforesaid. If Tenant shall fully and faithfully pay and perform all of Tenant's obligations under this Lease, the Security Deposit or any balance thereof to which Tenant is entitled shall be returned or paid over to Tenant after the date on which this Lease shall expire or sooner end or terminate, and after delivery to Landlord of entire possession of the Demised Premises. In the event of any sale or leasing of the Land and the Building, Landlord shall have the right to transfer the security to which Tenant is entitled to





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the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return or payment thereof upon the acknowledgement to Tenant by the vendee or lessee of its receipt of the Security Deposit from Landlord and its agreement to be bound by Landlord's obligations and liabilities with regard to the Security Deposit; and Tenant shall look solely to the new landlord for the return or payment of the same; and the provisions hereof shall apply to every transfer or assignment made of the same to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security, and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

        (b) Tenant shall provide to Landlord an irrevocable Letter of Credit in the amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) in form and substance reasonably satisfactory to Landlord and issued by a financial institution approved by Landlord. Landlord shall have the right, upon at least ten (10) days written notice specifying the nature of the default to Tenant (except for Tenant's non-payment of Rent [beyond any applicable cure period] or for Tenant's failure to comply with Article 8.03 for which not less than five
(5) days written notice specifying the nature of the default shall be required), and regardless of the exercise of any other remedy the Landlord may have by reason of a default beyond any applicable cure period, to draw upon said Letter of Credit to cure any default of Tenant beyond any applicable cure period or for any purpose authorized by section 8.01(a) of this Lease and if Landlord does so, Tenant shall, upon demand, additionally fund the Letter of Credit with the amount so drawn so that Landlord shall have the full deposit on hand at all times during the Term of the Lease and for a period of thirty (30) days' thereafter. In the event of a sale of the Building or a lease of the Building subject to this Lease, Landlord shall have the right to transfer the security to the vendee or lessee in accordance with Section 8.01(a) above, and Landlord shall thereupon be released by Tenant from all liability for the return or payment thereof upon the acknowledgement to Tenant by the vendee or lessee of its receipt of the Security Deposit from Landlord and its agreement to be bound by Landlord's obligations and liabilities with regard to the Security Deposit; and Tenant shall look solely to the new landlord for the return or payment of the same; and the provisions hereof shall apply to every transfer or assignment made of the same to a new landlord. The Letter of Credit may contain the condition that any sight draft to be drawn thereunder in accordance with this Lease be signed by an officer (President, Executive Vice President, Vice President or Treasurer) of the corporate general partner of Landlord and state that Landlord is entitled to draw on the Letter of Credit and that Landlord has provided to Tenant all requisite notices regarding the same as provided in this
Section 8.01(b) and 8.03 below.

        8.02. The Letter of Credit shall expire not earlier than thirty (30) days after the Expiration Date of this Lease. The Letter of Credit may be of the type which is automatically renewed on an annual basis (Annual Renewal Date), provided however, in such event Tenant shall maintain the Letter of Credit and its renewals in full force and effect during the entire Term of this Lease (including any renewals or extensions) and for a period of thirty (30) days thereafter. The Letter of Credit will contain a provision requiring





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the issuer thereof to give the beneficiary (Landlord) sixty (60) days' advance written notice of its intention not to renew the Letter of Credit on the next Annual Renewal Date.

        8.03. In the event Tenant shall fail to deliver to Landlord a substitute irrevocable Letter of Credit, in the amount stated above or subject to the provisions of 8.04 below, on or before thirty (30) days prior to the next Annual Renewal Date, said failure shall be deemed a default under this Lease. Landlord may, in its discretion treat this the same as a default in the payment of Rent or any other default and pursue the appropriate remedy. In addition, and not in limitation, Landlord shall be permitted to draw upon the Letter of Credit as in the case of any other default by Tenant under the Lease, except that Landlord need only provide Tenant with five (5) days prior written notice specifying the nature of the default to draw upon the Letter of Credit.

        8.04. Provided Tenant is not then in default of its obligations under this Lease beyond any applicable cure period, (i) Landlord shall consent to a reduction of the Security Deposit in the amount of Three Hundred Fifty Seven Thousand Eight Hundred and 00/100 Dollars ($357,800.00) on the second anniversary of the Commencement Date resulting in a total Security Deposit of One Hundred Forty Two Thousand Two Hundred and 00/100 Dollars ($142,200.00); and
(ii) Landlord shall consent to a further reduction of the Security Deposit in the amount of Thirty Six Thousand Eight Hundred Sixty Six and 67/100 Dollars ($36,866.67) on the fifth (5th) anniversary of the Commencement Date resulting in a total Security Deposit of One Hundred Five Thousand Three Hundred Thirty Three and 33/100 Dollars ($105,333.33) which shall be held for the balance of the Term. In each case, the applicable reduction shall be reflected by a reduction in the amount of the Letter of Credit as so indicated. In no event however shall the Letter of Credit contain a provision for its automatic reduction.

                            ARTICLE 9 - SUBORDINATION

        9.01. This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground leases and underlying leases of the Land and/or the Building now or hereafter existing and to all Mortgages which may now or hereafter affect the Land and/or Building and/or any of such leases, whether or not such Mortgages or leases shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such Mortgages, and to all renewals, modifications, replacements and extensions of such leases and such Mortgages and spreaders and consolidations of such Mortgages. The provisions of this Section 9.01 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the Mortgagee of any such Mortgage or any of their respective successors in interest may reasonably request to evidence such subordination. Notwithstanding any of the foregoing to the contrary, this Lease shall be contingent upon Landlord obtaining for Tenant a Non-Disturbance, Subordination, and Attornment Agreement with the holder of the first mortgage on the Demised Premises on such mortgagee's standard form (the "SNDA") providing, in effect, that so long





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as no default exists which would entitle Landlord to terminate this Lease, (i)
Mortgagee shall not join Tenant in summary or foreclosure proceedings in connection with the foreclosure of the Mortgage or other similar action in connection with any Superior Lease, and (ii) Mortgagee will recognize Tenant and will not disturb Tenant in its possession of the Demised Premises, which Tenant shall promptly execute, acknowledge and deliver to evidence such subordination, non-disturbance and attornment; Landlord represents that such Mortgagee is the only Mortgagee of the Land and Building. Landlord and Tenant shall cooperate in all respects with each other and such mortgagee, and shall provide any information reasonably required by such mortgagee. Landlord shall not be required to use anything other than reasonable efforts nor shall Landlord be required to institute any legal action or proceeding, in order to obtain said agreement. If Landlord is unable to deliver such SNDA by the date which is ten
(10) Business Days from the date hereof, then, in such event, either party hereto shall have the right to terminate this Lease upon written notice to the other given no later than five (5) days after Landlord shall have provided to Tenant notice from Landlord that it is unable to deliver such SNDA; it being understood and agreed, however, that Landlord may only terminate this Lease in the event that such Mortgagee has refused or declined to grant its consent to this Lease. In such event, Landlord shall promptly return to Tenant the Advance Rent and Security Deposit and the rights and obligations of each party hereunder and this Lease shall be deemed null and void and without force and effect. Further notwithstanding anything to the contrary set forth herein, this Lease shall be subordinate to future mortgages or leases only on the condition that Landlord shall obtain from any such future mortgagee or lessor a subordination, non-disturbance and attornment agreement with respect to this Lease on such mortgagee's or lessor's standard form, providing, in effect, that so long as no default exists which would entitle Landlord to terminate this Lease, (i) such mortgagee and/or lessor, as the case may be, shall not join Tenant in summary or foreclosure proceedings in connection with the foreclosure of the Mortgage or other similar action in connection with any Superior Lease, and (ii) such mortgagee and/or lessor, as the case may be, will recognize Tenant and will not disturb Tenant in its possession of the Demised Premises, which Tenant shall promptly execute, acknowledge and deliver to evidence such subordination, non-disturbance and attornment. Landlord represents that the Land and Building is the subject of a Superior Lease with Hartz Mountain Industries, Inc., as lessor, and Landlord, as lessee. Landlord agrees that it shall provide to Tenant on substantially the same form of SNDA used by the Superior Mortgagee an SNDA from Hartz Mountain Industries, Inc., as Superior Lessor, in favor of Tenant, subject and subordinate, however, to the Superior Mortgage to which the Superior Lease is subject, which is the same Mortgage to which the Demised Premises and this Lease is subject. The SNDA from the holder of the first mortgage on the Demised Premises shall be effective notwithstanding the existence or non-existence of any Superior Lease. Landlord agrees that it shall pay all reasonable legal fees and/or other reasonable charges imposed by any Mortgagee with respect to the agreements requested under this Section 9.01 with respect to any standard form SNDA executed and delivered by Tenant and any such Mortgagee; provided, however, that Tenant agrees to pay not later than fifteen days after demand therefor any and all legal fees and/or other





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expenses charged by such Mortgagee as a result of any negotiation or modification of such Mortgagee's standard form SNDA after the execution and delivery of this Lease.

        9.02. If any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (a) until it has given written notice of such act or omission to Landlord and each Superior Mortgagee and each Superior Lessor whose name and address shall at least fifteen (15) days previously have been furnished to Tenant, and
(b) until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such Superior Mortgagee or Superior Lessor shall have become entitled under such Superior Mortgage or Superior Lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided such Superior Mortgagee or Superior Lessor shall with due diligence give Tenant notice of intention to, and commence and continue to, remedy such act or omission.

        9.03. If any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord's rights ("Successor Landlord") and upon such Successor Landlord's written agreement to accept Tenant's attornment, Tenant shall attorn to and recognize such Successor Landlord as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Upon such attornment this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease except that, as may otherwise be specifically set forth in any applicable SNDA, the Successor Landlord shall not
(a) be liable for any previous act or omission of Landlord under this Lease; (b) be subject to any offset, not expressly provided for in this Lease, which theretofore shall have accrued to Tenant against Landlord; (c) be liable for the return of any Security Deposit, in whole or in part, to the extent that same is not paid over to the Successor Landlord; or (d) be bound by any previous modification of this Lease or by any previous prepayment of more than one month's Fixed Rent or Additional Charges, except for any adjustments, refunds, or credits due to Tenant on account of any overpayments of Additional Charges, unless such modification or prepayment shall have been expressly approved in writing by the Superior Lessor of the Superior Lease or the Mortgagee of the Superior Mortgage through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease.

        9.04. If any then present or prospective Superior Mortgagee shall require any reasonable modification(s) of this Lease, Tenant shall promptly execute and deliver to Landlord such instruments effecting such reasonable modification(s) as Landlord shall request, provided that such modification(s) do not adversely affect any of Tenant's rights under this Lease.







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                          ARTICLE 10 - QUIET ENJOYMENT

        10.01. So long as Tenant pays all of the Rent and performs all of Tenant's other obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises without hindrance, ejection or molestation by Landlord or any person lawfully claiming through or under Landlord, subject, nevertheless, to the provisions of this Lease and to Superior Leases and Superior Mortgages.

               ARTICLE 11 - ASSIGNMENT, SUBLETTING AND MORTGAGING

        11.01. Tenant shall not, whether voluntarily, involuntarily, or by operation of law or otherwise, (a) assign or otherwise transfer this Lease, or offer or advertise to do so, (b) sublet the Demised Premises or any part thereof, or offer or advertise to do so, or allow the same to be used, occupied or utilized by anyone other than Tenant or its Affiliates, or (c) mortgage, pledge, encumber or otherwise hypothecate this Lease in any manner whatsoever, without in each instance obtaining the prior written consent of Landlord; provided, however, that Landlord agrees not to unreasonably withhold or delay its consent to a subletting or assignment under subsections (a) and (b) of this
Section 11.01. In determining reasonableness, Landlord may take into consideration all relevant factors surrounding the proposed sublease and assignment, including, without limitation, the following: (i) The business reputation of the proposed assignee or subtenant and its officers or directors in relation to the other tenants or occupants of the Building; (ii) The nature of the business and the proposed use of the Demised Premises by the proposed assignee or subtenant in relation to the other tenants or occupants of the Building; (iii) the proposed assignee or subtenant shall not be a tenant (or subsidiary, affiliate or parent of a tenant) of other space in the Building;
(iv) The financial condition of the proposed assignee or subtenant; (v) Restrictions, if any, contained in leases or other agreements affecting the Building; (vi) The effect that the proposed assignee's or subtenant's occupancy or use of the Demised Premises would have upon the operation and maintenance of the Building and Landlord's investment therein; (vii) The extent to which the proposed assignee or subtenant and Tenant provide Landlord with assurances reasonably satisfactory to Landlord as to the satisfaction of Tenant's obligations hereunder. In any event, at no time shall there be more than three
(3) subtenants (in addition to Tenant) of the Demised Premises permited. For purposes of this Article, "Affiliates" shall mean any Person owning or controlling Tenant or controlled by Tenant, or under common ownership or control with or by Tenant. For purposes hereof, "ownership or control" shall mean the legal or beneficial ownership of fifty-one percent (51%) or more of the voting stock of any corporation, or, if not a corporation, fifty-one percent (51%) of the partnership interest or other form of ownership.

        11.02. If at any time (a) the original Tenant named herein, (b) the then Tenant, (c) any Guarantor, or (d) any Person owning a majority of the voting stock of, or directly or indirectly controlling, the then Tenant shall be a corporation or partnership, any transfer of voting stock or partnership interest resulting in the person(s) who shall have owned a majority of such corporation's shares of voting stock or the general partners' interest in such





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partnership, as the case may be, immediately before such transfer, ceasing to own a majority of such shares of voting stock or general partner's interest, as the case may be, except as the result of transfers by inheritance, shall be deemed to be an assignment of this Lease as to which Landlord's consent shall have been required, and in any such event Tenant shall notify Landlord. The provisions of this Section 11.02 shall not be applicable to any corporation all the outstanding voting stock of which is listed on a national securities exchange (as defined in the Securities Exchange Act of 1934, as amended) or is traded in the over-the-counter market with quotations reported by the National Association of Securities Dealers through its automated system for reporting quotations and shall not apply to transactions with a corporation into or with which the then Tenant is merged or consolidated or to which substantially all of the then Tenant's assets are transferred or to any corporation which controls or is controlled by the then Tenant or is under common control with the then Tenant, provided that in any of such events (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the net worth of the original Tenant on the date of this Lease, and (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least 10 days prior to the effective date of any such transaction. For the purposes of this Section, the words "voting stock" shall refer to shares of stock regularly entitled to vote for the election of directors of the corporation. Landlord shall have the right at any time and from time to time during the Term to inspect the stock record books of the corporation to which the provisions of this Section 11.02 apply, and Tenant will produce the same on request of Landlord; provided, however, that for so long as Tenant shall be a privately held corporation, Landlord shall agrees to keep such information confidential, except that Landlord may disseminate such information to its legal counsel and accountants and shall not be restricted from using any such information in connection with the enforcement of this Lease or any claims or litigation arising therefrom or otherwise under this Lease. The foregoing provisions of this Article 11.02, as to the original named Tenant or any Affiliate thereof only, shall not be applicable to, and shall not be deemed to require Landlord's consent to (i) transfers of stock among existing stockholders or among spouses, children or grandchildren of existing stockholders or inter vivos or testamentary transfers to rusts established for the benefit of such persons, (ii) a public offering of the stock of Tenant or (iii) the transfer of outstanding voting stock registered under applicable securities laws of Tenant which are traded on a recognized national securities exchange, or (iv) the sale of a majority of Tenant's shares of voting stock in one or more transactions, unless at the time of such transfer or series of transfers, the primary asset of the Tenant as then constituted shall be this Lease.

        11.03 If this Lease is assigned, whether or not in violation of this Lease, Landlord may collect rent from the assignee. If the Demised Premises or any part thereof are sublet or used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant, and expiration of Tenant's time to cure such default, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section 11.01 or
Section 11.02, or the acceptance of the assignee, subtenant or





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occupant as tenant, or a release of Tenant from the performance by Tenant of
Tenant's obligations under this Lease. The consent by Landlord to any assignment, mortgaging, subletting or use or occupancy by others shall not in any way be considered to relieve Tenant from obtaining the express written consent of Landlord to any other or further assignment, mortgaging or subletting or use or occupancy by others not expressly permitted by this Article 11. References in this Lease to use or occupancy by others (that is, anyone other than Tenant) shall not be construed as limited to subtenants and those claiming under or through subtenants but shall be construed as including also licensees and others claiming under or through Tenant, immediately or remotely.

        11.04. Any permitted assignment or transfer, whether made with Landlord's consent pursuant to Section 11.01 or without Landlord's consent if permitted by Section 11.02, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee shall assume Tenant's obligations under this Lease and whereby the assignee shall agree that all of the provisions in this Article 11 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect to all future assignments and transfers. Notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Rent by Landlord from an assignee, transferee, or any other party, the original Tenant and any other person)s) who at any time was or were Tenant shall remain fully liable for the payment of the Rent and for Tenant's other obligations under this Lease.

        11.05. The liability of the original named Tenant and any other Person(s) (including but not limited to any Guarantor) who at any time are or become responsible for Tenant's obligations under this Lease shall not be discharged, released or impaired by any agreement extending the time of, or modifying any of the terms or obligations under this Lease, or by any waiver or failure of Landlord to enforce, any of this Lease.

        11.06. The listing of any name other than that of Tenant, whether on the doors of the Demised Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Demised Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of the Demised Premises or to the use or occupancy thereof by others.

        11.07. Without limiting any of the provisions of Article 27, if pursuant to the Federal Bankruptcy Code (or any similar law hereafter enacted having the same general purpose), Tenant is permitted to assign this Lease notwithstanding the restrictions contained in this Lease, adequate assurance of future performance by an assignee expressly permitted under such Code shall be deemed to mean the deposit of cash security in an amount equal to the sum of one (1) year's Fixed Rent plus an amount equal to the Additional Charges for the Calendar Year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord for the balance





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of the Term, without interest, as security for the full performance of all of
Tenant's obligations under this Lease, to be held and applied in the manner specified for security in Section 8.01.

        11.08. If Tenant shall propose to assign or in any manner transfer this Lease or any interest therein, or sublet the Demised Premises or any part or parts thereof, or grant any concession or license or otherwise permit occupancy of all or any part of the Demised Premises by any person, Tenant shall give notice thereof to Landlord, together with a copy of the proposed instrument that is to accomplish same and such financial and other information pertaining to the proposed assignee, transferee, subtenant, concessionaire or licensee as Landlord shall reasonably require. Notwithstanding anything contained in this Lease to the contrary, Landlord shall not be obligated to entertain or consider any request by Tenant to consent to any proposed assignment of this Lease or sublet of all or any part of the Demised Premises unless each request by Tenant is accompanied by a non-refundable fee payable to Landlord in the amount of One Thousand Dollars ($1,000.00) to cover Landlord's administrative, legal, and other costs and expenses incurred in processing each of Tenant's requests. Neither Tenant's payment nor Landlord's acceptance of the foregoing fee shall be construed to impose any obligation whatsoever upon Landlord to consent to Tenant's request. If Tenant does not consummate the subject transaction within sixty (60) days after notice of such transaction to Landlord, Tenant shall again be required to comply with the provisions of this Section 11.08 in connection with any such transaction as if the notice by Tenant referred to above in this
Section 11.08 had not been given.

        11.09. If Landlord shall give its consent to any assignment of this Lease or to any sublease of all or any portion of the Demised Premises, Tenant shall in consideration therefor pay to Landlord as an Additional Charge the following amounts less the actual reasonable expense incurred by Tenant in connection with such assignment or subletting, as substantiated by Tenant, in writing, to Landlord's reasonable satisfaction, including, without limitation, a reasonable brokerage fee and reasonable legal fees, as the case may be: (i) in the case of an assignment, an amount equal to fifty (50%) percent of the amount by which all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment exceed the Fixed Rent and Additional Charges hereunder; and (ii) in the case of a sublease, fifty (50%) percent of any rents, additional charge or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the Fixed Rent and Additional Charges accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof. The sums payable under this Section 11.09 shall be paid to Landlord as an Additional Charge as and when paid by the assignee or subtenant to Tenant. The terms and provisions of this Section 11.09 and the preceding Section 11.08 shall not apply to any transaction permitted pursuant to the terms and provisions of Section 11.02 hereof.

                        ARTICLE 12 - COMPLIANCE WITH LAWS

        12.01. Landlord represents and warrants to Tenant that as of the Commencement Date the Demised Premises shall be in compliance with all Legal





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Requirements. After the Commencement Date, Tenant shall comply with all Legal
Requirements which shall, in respect of the Demised Premises or the use and occupation thereof, or the abatement of any nuisance in, on or about the Demised Premises, impose any violation, order or duty on Landlord or Tenant; and Tenant shall pay all the costs, expenses, fines, penalties and damages which may be imposed upon Landlord or any Superior Lessor by reason of or arising out of Tenant's failure to fully and promptly comply with and observe the provisions of this Section 12.01. However, Tenant need not comply with any such law or requirement of any public authority so long as Tenant shall be contesting the validity thereof, or the applicability thereof to the Demised Premises, in accordance with Section 12.02. Notwithstanding any of the foregoing to the contrary, after the Commencement Date, Landlord is to perform all work requiring a capital expenditure at the Demised Premises for compliance with Legal Requirements, and the cost thereof shall be payable by Tenant as Rent, as an Operating Expense (in addition to the Operating Expenses payable pursuant to Section 6.01 hereof), except that, the monthly amount included in Rent during the Term with respect thereto will be limited to the monthly amount necessary to amortize the cost of such item, without interest, over its useful life (it being understood and agreed that Tenant shall not have any liability for the amortization thereof extending beyond the Term of this Lease), in accordance with generally accepted accounting principles consistently applied; provided, however, that Tenant, at its sole expense, shall pay for all capital expenditures to comply with Legal Requirements which are required due to Tenant's Work, or negligence or willful acts or Tenant's particular use or particular manner of use of the Demised Premises. Landlord shall comply with all Legal Requirements which shall, in respect of the Common Areas of the Building, impose any violation, order or duty on Landlord, and the cost of same as reasonably incurred shall be included in Operating Expenses.

        12.02. Tenant may contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Demised Premises, of any Legal Requirement, provided that (a) Landlord shall not be subject to criminal penalty or to prosecution for a crime, and neither the Demised Premises nor any part thereof shall be subject to being condemned or vacated, by reason of non-compliance or otherwise by reason of such contest; (b) before the commencement of such contest, Tenant shall furnish to Landlord either
(i) the bond of a surety company reasonably satisfactory to Landlord, which bond shall be, as to its provisions and form, reasonably satisfactory to Landlord, and shall be in an amount at least equal to 125% of the cost of such compliance (as estimated by a reputable contractor designated by Landlord) and shall indemnify Landlord against the cost thereof and against all liability for damages, interest, penalties and expenses (including reasonable attorneys' fees and expenses), resulting from or incurred in connection with such contest or non-compliance, or (ii) other security in place of such bond reasonably satisfactory to Landlord; (c) such non-compliance or contest shall not constitute or result in any violation of any Superior Lease or Superior Mortgage, or if any such Superior Lease and/or Superior Mortgage shall permit such non-compliance or contest on condition of the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of Tenant; and (d) Tenant shall keep Landlord advised as to the status of such proceedings.




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Without limiting the application of the above, Landlord shall be deemed subject to prosecution for a crime if Landlord, or its managing agent, or any officer, director, partner, shareholder or employee of Landlord or its managing agent, as an individual, is charged with a crime of any kind or degree whatsoever, whether by service of a summons or otherwise, unless such charge is withdrawn before Landlord or its managing agent, or such officer, director, partner, shareholder or employee of Landlord or its managing agent (as the case may be) is required to plead or answer thereto. Notwithstanding anything contained in this Lease to the contrary, Tenant shall not file any Real Estate Tax Appeal with respect to the Land, Building or the Demised Premises.

                      ARTICLE 13 - INSURANCE AND INDEMNITY

        13.01. Throughout the Term, Landlord shall maintain or cause to be maintained All Risk insurance in respect of the Building, the improvements in the Demised Premises constructed as part of Landlord's Work, but excluding Tenant's Property) and other improvements on the Land normally covered by such insurance (except for the property Tenant is required to cover with insurance under Section 13.02 and similar property of other tenants and occupants of the Building or buildings and other improvements which are on land neither owned by nor leased to Landlord) for the benefit of Landlord, any Superior Lessors, any Superior Mortgagees and any other parties Landlord may at any time and from time to time designate, as their interests may appear, but not for the benefit of Tenant, and shall maintain rent insurance as required by any Superior Lessor or any Superior Mortgagee. The All Risk insurance will be in the amounts required by any Superior Lessor or any Superior Mortgagee but not less than the amount sufficient to avoid the effect of the co-insurance provisions of the applicable policy or policies. Landlord may also maintain any other forms and types of insurance which Landlord shall deem reasonable in respect of the Building and Land. Landlord shall have the right to provide any insurance maintained or caused to be maintained by it under blanket policies.

        13.02. Tenant shall maintain the following insurance: (a) comprehensive general public liability insurance in respect of the Demised Premises and the conduct and operation of business therein, having not less than a $5,000,000.00 combined single limit per occurrence for bodily injury or death to any one person and for bodily injury or death to any number of persons in any one occurrence, and for property damage, including water damage and sprinkler leakage legal liability (coverage to include but not be limited to (i) premises operation, completed operations, broad form contractual liability and product liability, (ii) comprehensive automobile, truck and vehicle liability insurance covering all owned, hired and non-owned vehicles used by the contractor(s) in connection with their work and any loading of such vehicles, with limits as stated above and (iii) worker's compensation, employers liability and occupational disease insurance as required by statutes), (b) air conditioning and machinery insurance, protecting Landlord and Tenant, with limits of not less than $500,000, if there is a boiler or pressure object or other similar equipment in the Demised Premises owned by Tenant, and (c) All Risk insurance in respect of Tenant's stock in trade, fixtures, furniture, furnishings, removable floor coverings, equipment, signs




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and all other property of Tenant in the Demised Premises in any amounts reasonably required by any Superior Lessor or any Superior Mortgagee but not less than eighty percent (80%) of the full insurable value of the property covered and not less than the amount sufficient to avoid the effect of the co-insurance provisions of the applicable policy or policies. Landlord may at any time and from time to time require that the limits for the comprehensive general public liability insurance to be maintained by Tenant be reasonably increased to the limits that new tenants in the Building are required by Landlord to maintain. Tenant shall deliver to Landlord and any additional insured(s) certificates for such policies at least ten (10) days before the Commencement Date. Tenant shall procure renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord and any additional insured(s) certificates therefor at least thirty (30) days before the expiration of any existing policy. All such policies shall be issued by companies of recognized responsibility, having a Bests Key Rating Guide of not less than A-, Class VII, licensed to do business in New Jersey, and all such policies shall contain a provision whereby the same cannot be canceled unless Landlord and any additional insured(s) are given at least thirty (30) days' prior written notice of such cancellation. The certificates of insurance to be delivered to Landlord by Tenant shall upon fifteen (15) days notice name Landlord as an additional insured and, at Landlord's request, shall also name upon fifteen (15) days notice any Superior Lessors or Superior Mortgagees as additional insureds, and the following will be added to the policy and shown on any certificate of insurance thereof or be attached thereto as an endorsement:
"Hartz Mountain Industries, Inc., and its respective subsidiaries, affiliates, associates, joint ventures, and partnerships, are hereby named as additional insureds as their interests may appear (and if Landlord has so requested, Tenant shall include any Superior Lessors and Superior Mortgagees as additional insured(s)). It is intended for this insurance to be primary and non-contributing." Tenant shall give Landlord at least thirty (30) days' prior written notice that any such policy is being canceled or replaced.

        13.03. Tenant shall not do, permit or suffer to be done any act, matter, thing or failure to act in respect of the Demised Premises or use or occupy the Demised Premises or conduct or operate Tenant's business in any manner whereby the fire insurance or any other insurance then in effect in respect of the Land and Building or any part thereof shall become void or suspended or whereby any premiums in respect of insurance maintained by Landlord shall be higher than those which would normally have been in effect for the occupancy contemplated under the Permitted Uses. In case of a breach of the provisions of this Section 13.03, in addition to all other rights and remedies of Landlord hereunder, Tenant shall (a) indemnify Landlord and the Superior Lessors and hold Landlord and the Superior Lessors harmless from and against any loss which would have been covered by insurance which shall have become void or suspended because of such breach by Tenant and (b) pay to Landlord any and all increases of premiums on any insurance, including, without limitation, rent insurance, resulting from any such breach.

        13.04. Tenant shall indemnify and hold harmless Landlord and all Superior Lessors and its and their respective partners, joint venturers, directors, officers, agents, servants and employees from and against any and





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all claims arising from or in connection with (a) the conduct or management of the Demised Premises or of any business therein, or any work or thing whatsoever done, or any condition created (other than by Landlord) in the Demised Premises during the Term or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises; (b) any act, omission or negligence of Tenant or any of its subtenants or licensees or its or their partners, joint ventures, directors, officers, agents, or employees in connection with the Demised Premises; and (c) any accident, injury or damage whatever (except to the extent caused solely by Landlord's negligence) occurring in the Demised Premises; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all attorneys' fees and expenses. In case any action or proceeding is brought against Landlord and/or any Superior Lessor and/or its or their partners, joint venturers, directors, officers, agents and/or employees by reason of any such claim, Tenant, upon notice from Landlord or such Superior Lessor, shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Landlord). Landlord shall indemnify and hold harmless Tenant and its partners, joint venturers, directors, officers, agents, servants from and against any and all claims arising from or in connection with (a) the possession, use, occupation, management, repair, maintenance or control of the Common Areas or Building or a portion thereof by Landlord during the Term, (b) willful or negligent act or omission of Landlord or its partners, joint ventures, directors, officers, agents, or employees in connection with the Commo Areas or Building, (c) any accident, injury or damage to persons or property or loss of life sustained in the Common Areas or the Building to the extent due to the negligent or willful acts or omission of Landlord or its partners, joint ventures, directors, officers, agents, or employees; together with all costs, expenses and liabilities incurred in connection with each such claim, action or proceeding brought thereon including, without limitation, all attorney's fees and expenses. In case any action or proceeding it brought against Tenant and/or its partners, joint venturers, directors, officers, agents and/or employees by reason of any such claim, Landlord, upon notice from Tenant, shall resist and defend such action or proceeding by counsel reasonably satisfactory to Tenant.

        13.05. Neither party shall be liable or responsible for, and each party hereby releases the other from, all liability and responsibility to the other and any person claiming by, through or under the other, by way of subrogation for any injury, loss or damage to any person or property in or around the Demised Premises, the Building or Common Areas or to the other's business covered by insurance carried or required to be carried hereunder irrespective of the cause of such injury, loss or damage, and each party shall require its insurers to include in all of such party's insurance policies which could give rise to a right of subrogation against the other a clause or endorsement whereby the insurer waives any rights of subrogation against the other or permits the insured, prior to any loss, to agree with a third party to waive any claim it may have against said third party without invalidating the coverage under the insurance policy.






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                       ARTICLE 14 - RULES AND REGULATIONS

        14.01. Tenant and its employees and agents shall faithfully observe and comply with the Rules and Regulations and such reasonable changes therein (whether by modification, elimination or addition) as Landlord at any time or times hereafter may make and communicate to Tenant, which in Landlord's judgment, shall be necessary for the reputation, safety, care or appearance of the Land and Building, or the preservation of good order therein, or the operation or maintenance of the Building or its equipment and fixtures, or the Common Areas, and which do not unreasonably affect the conduct of Tenant's business in the Demised Premises; provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations, the provisions of this Lease shall control. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations against any other tenant or any employees or agents of any other tenant, and Landlord shall not be liable to Tenant for violation of the Rules and Regulations by any other tenant or its employees, agents, invitees or licensees. Notwithstanding the foregoing, Landlord agrees not to apply or enforce the Rules and Regulations in a discriminatory manner.

                            ARTICLE 15 - ALTERATIONS

        15.01. Tenant shall not make any alterations or additions to the Demised Premises, or make any holes or cuts in the walls, ceilings, roofs, or floors thereof, or change the exterior color or architectural treatment of the Demised Premises, without on each occasion first obtaining the consent of Landlord. Tenant shall submit to Landlord plans and specifications for such work at the time Landlord's consent is sought. Notwithstanding anything to the contrary contained in this Lease, it is understood and agreed that Landlord shall not unreasonably withhold, condition or delay its consent to non-structural alterations and additions to the Demised Premises. Landlord's consent shall not be required for the decoration, painting and/or fixturing of the Demised Premises, or for any non-structural work costing less than $20,000 and which does not require a building permit and which does not affect or tie-in to Building mechanical systems ("Decorative Work"). Tenant shall pay to Landlord not later than fifteen days after invoice or notice thereof the reasonable cost and expense of Landlord in (a) reviewing said plans and specifications and (b) inspecting the alterations to determine whether the same are being performed in accordance with the approved plans and specifications and all Legal Requirements, including, without limitation, the fees of any architect or engineer employed by Landlord for such purpose; provided, however, that (i) there shall be no charge in respect of Landlord's Work or the initial Tenant's Work, (ii) Landlord shall not charge Tenant for any reviews or inspections performed by in-house personnel, and (iii) in all other instances Landlord shall use reasonable efforts to ensure that any such fees charged are only those necessary to complete the task. Before proceeding with any permitted alteration which will cost more than $50,000 (exclusive of the costs of decorating work and items constituting Tenant's Property), as estimated by a reputable contractor designated by Landlord, Tenant shall obtain and deliver to Landlord either (i) a performance bond and a labor and materials payment bond (issued by a corporate surety licensed to do business





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



in New Jersey), each in an amount equal to 125% of such estimated cost and in form reasonably satisfactory to Landlord, or (ii) such other security as shall be reasonably satisfactory to Landlord. Tenant shall fully and promptly comply with and observe the Rules and Regulations then in force in respect of the making of alterations. Any review or approval by Landlord of any plans and/or specifications with respect to any alterations is solely for Landlord's benefit, and without any representation or warranty whatsoever to Tenant in respect of the adequacy, correctness or efficiency thereof or otherwise.

        15.02. Tenant shall obtain all necessary governmental permits and certificates for the commencement and prosecution of permitted alterations and for final approval thereof upon completion, and shall cause alterations to be performed in compliance therewith and with all applicable Legal Requirements. Alterations shall be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to the better of (a) the original installations of the Building, or (b) the then standards for the Building established by Landlord. Except for Decorative Work, Alterations shall be performed by contractors first approved by Landlord, which approval shall not be unreasonably withheld or delayed; provided, however, that any alterations in or to the mechanical, electrical, sanitary, heating, ventilating, air conditioning or other systems of the Building shall be performed only by the contractor(s) approved by Landlord, which approval shall not be unreasonably withheld or delayed. Alterations shall be made in such manner as not to unreasonably interfere with or delay and as not to impose any additional expense upon Landlord in the construction, maintenance, repair or operation of the Building; and if any such additional expense shall be incurred by Landlord as a result of Tenant's making of any alterations, Tenant shall pay any such additional expense upon demand. Throughout the making of alterations, Tenant shall carry, or cause to be carried, worker's compensation insurance in statutory limits and general liability insurance, with completed operation endorsement, for any occurrence in or about the Building, under which Landlord and its managing agent and any Superior Lessor whose name and address shall previously (at least fifteen days prior thereto) have been furnished to Tenant shall be named as additional insureds, in such limits as Landlord may reasonably require, with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with reasonably satisfctory evidence that such insurance is in effect at or before the commencement of alterations and, on request, at reasonable intervals thereafter during the making of alterations.

                  ARTICLE 16 - LANDLORD'S AND TENANT'S PROPERTY

        16.01 All fixtures, equipment, improvements and appurtenances attached to or built into the Demised Premises at the commencement of or during the Term, whether or not by or at the expense of Tenant, shall be and remain a part of the Demised Premises, shall be deemed to be the property of Landlord and shall not be removed by Tenant, except as provided in Section 16.02. Further, any carpeting or other personal property in the Demised Premises on the Commencement Date, unless installed and paid for by Tenant, shall be and shall remain Landlord's property and shall not be removed by Tenant.





                                       27


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



        16.02. All movable partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Demised Premises, which are installed in the Demised Premises by or for the account of Tenant without expense to Landlord and can be removed without structural damage to the Building and all furniture, furnishings, and other movable personal property owned by Tenant and located in the Demised Premises (collectively, "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided that if any of the Tenant's Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Demised Premises, the Building or the Common Areas resulting from the installation and/or removal thereof. Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant shall not be deemed to have been installed by or for the account of Tenant without expense to Landlord, shall not be considered as the Tenant's Property and shall be deemed the property of Landlord.

        16.03. At or before the Expiration Date or the date of any earlier termination of this Lease, or within fifteen (15) days after such an earlier termination date, Tenant shall remove from the Demised Premises all of the Tenant's Property (except such items thereof as Landlord shall have expressly permitted to remain, which property shall become the property of Landlord if not removed), and Tenant shall repair any damage to the Demised Premises, the Building and the Common Areas resulting from any installation and/or removal of the Tenant's Property. Any items of the Tenant's Property which shall remain in the Demised Premises after the Expiration Date or after a period of fifteen (15) days following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case such items may be retained by Landlord as its property or disposed of by Landlord, without accountability, in such manner as Landlord shall reasonably determine at Tenant's expense.

                      ARTICLE 17 - REPAIRS AND MAINTENANCE

        17.01. Tenant shall, throughout the Term, take good care of the Demised Premises, the fixtures and appurtenances therein. Damage resulting from insured risks shall be governed by Article 24 hereof. Tenant shall be responsible for all repairs, interior and exterior, structural and nonstructural, ordinary and extraordinary, in and to the Demised Premises, and the Building (including the facilities and systems thereof) and the Common Areas the need for which arises out of (a) the performance or existence of the Tenant's Work or alterations, (b) the installation, use or operation of the Tenant's Property in the Demised Premises, (c) the moving of the Tenant's Property in or out of the Building, or
(d) the act, omission, misuse or neglect of Tenant or any of its subtenants or its or their employees, agents, contractors or invitees. Tenant shall promptly replace all scratched, damaged or broken doors and glass in and about the Demised Premises and shall be responsible for all repairs, maintenance and replacement of wall and floor coverings in the Demised Premises and for the repair and maintenance of all sanitary and electrical fixtures and equipment therein. Tenant shall promptly make all repairs in or to the Demised Premises for which Tenant is responsible, and any repairs required to be made by Tenant to the mechanical,




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electrical, sanitary, heating, ventilating, air-conditioning or other systems of the Building shall be performed only by contractor(s) approved by Landlord, which approval shall not be unreasonably withheld. Any other repairs in or to the Building and the facilities and systems thereof for which Tenant is responsible shall be performed by Landlord at Tenant's expense; but Landlord may, at its option, before commencing any such work or at any time thereafter, require Tenant to furnish to Landlord such security, in form (including, without limitation, a bond issued by a corporate surety licensed to do business in New Jersey) and amount, as Landlord shall deem necessary to assure the payment for such work by Tenant. Tenant shall not permit or suffer the overloading of the floors of the Demised Premises beyond one hundred (100) pounds per square foot.

        17.02. Landlord shall be responsible for all repairs and maintenance in and to the Building and structure thereof (including the facilities and systems thereof), except for those repairs and maintenance for which Tenant is responsible pursuant to any of the provisions of this Lease. Landlord shall use reasonable efforts to promptly make all repairs and perform all maintenance for which it is responsible; provided, however, that the foregoing reasonable efforts shall not, in any event, require Landlord to perform or cause work to be performed other than on Business Days during Business Hours.

        17.03. Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant, nor shall Tenant's covenants and obligations under this Lease be reduced or abated in any manner whatsoever, by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's doing any repairs, maintenance, or changes which Landlord is required or permitted by this Lease, or required by Law, to make in or to any portion of the Building. Landlord shall use its reasonable efforts to minimize any such inconvenience, annoyance, interruption or injury to Tenant's business; provided, however, that the foregoing reasonable efforts shall not, in any event, require Landlord to perform or cause work to be performed other than on Business Days during Business Hours.

                          ARTICLE 18 - ELECTRIC ENERGY

        18.01. Landlord shall furnish to Tenant and Tenant shall purchase the electric energy required by it in the Demised Premises on a sub-metered basis from Landlord. Landlord shall bill actual metered costs from the public utility to Tenant but shall add thereto Landlord's direct cost of meter reading, billing, and maintaining the meters, transformers and switches on a pro-rata basis among the Building's Tenants. The cost of electric energy to Tenant shall in no event exceed what the Tenant would have paid directly to the public utility had it been directly metered for secondary service. Tenant agrees to pay such electric energy bills within fifteen (15) days from receipt thereof. Landlord shall not be liable for any failure, inadequacy or defect in the character or supply of electric current furnished to the Demised Premises not caused by the negligence of Landlord. In the event Tenant is unable to use and occupy the Demised Premises during any period of failure, of supply of electric current furnished to the Demised Premises for a period of three (3) Business Days or longer, Tenant shall be entitled to an abatement of Rent during the period of such closure, unless (i) such failure of supply




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of electric current furnished to the Demised Premises is as a result of a breach of Tenant's obligations under this Lease or otherwise due to the negligent or intentional act of Tenant, or (ii) Tenant shall have used or occupied all or any portion of the Demised Premises during such period, or (iii) Tenant shall be compensated by its business interruption insurance with respect to such period. The terms and provisions of the preceding two sentences shall apply only and be personal to the original named Tenant hereunder. Nothing contained herein shall be deemed to limit Landlord's ability or right to make a claim for or to collect rent insurance proceeds in connection with any such failure of supply of electric current. The provisions of this Section 18.01, shall not apply in the case of damage by fire or other casualty or by eminent domain, in which case the obligations of the parties shall be as provided in other Sections of this Lease.

        18.02. Tenant's use of electric energy in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Demised Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building's electric service, Tenant shall not, without Landlord's prior consent in each instance (which shall not be unreasonably withheld or delayed), connect any fixtures, appliances or equipment to the Building's electric distribution system or make any alteration or addition to the electric system of the Demised Premises existing on the Commencement Date. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant to Landlord on demand.

               ARTICLE 19 - HEAT, VENTILATION AND AIR-CONDITIONING

        19.01. Landlord shall repair, maintain and operate the heating, ventilating and air-conditioning ("HVAC") systems serving the Demised Premises, and shall furnish HVAC in the Demised Premises as may be reasonably required (except as otherwise provided in this Lease and except for any special requirements of Tenant arising from its particular use of the Demised Premises) for reasonably comfortable occupancy of the Demised Premises, during Business Hours on Business Days. If Tenant shall require HVAC at any other time, Landlord shall furnish such service for such times upon not less than six (6) hours advance notice from Tenant, and Tenant shall pay to Landlord not later than fifteen (15) days after invoice or notice thereof Landlord's then established charges therefor. Landlord's present charge is $75 per hour, which may increase based upon changes in PSE&G electricity billing rates (which are passed through to Tenant without markup) or changes in those factors making up Landlord's reasonable administrative and overhead expense with respect thereto. The temperature maintained in the Demised Premises shall at all times be within the limits prescribed by the Legal Requirements. Notwithstanding anything to the contrary set forth herein, Tenant shall be solely responsible, at its expense, to repair, maintain and operate the supplemental air-conditioning system serving Tenant's computer room (the "Supplemental HVAC").

        19.02.  The performance by Landlord of its obligation under Section
19.01 in respect of HVAC is conditioned on the connected electric load within





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the Demised Premises not exceeding three and one-half (3 1/2) watts per usable square foot in the Demised Premises and the occupancy of the Demised Premises not exceeding one (1) person for each two hundred (200) usable square feet, as more particularly set forth in Exhibit C hereof. Use of the Demised Premises, or any part thereof, in a manner exceeding the HVAC design conditions (including occupancy and connected electrical load, all as more particularly described in Exhibit C hereof), or rearrangement of partitioning which interferes with normal operation of the HVAC in the Demised Premises, or the use of computer or data processing machines or other machines or equipment, may require changes in the HVAC systems servicing the Demised Premises, in order to provide comfortable occupancy. Such changes, so occasioned, shall be made by Tenant, at its expense, as alterations in accordance with the provisions of Article 15, but only to the extent permitted and upon the conditions set forth in Article 15.

                ARTICLE 20 - OTHER SERVICES; SERVICE INTERRUPTION

        20.01. Landlord shall provide elevator service to the Demised Premises (via the five passenger elevators and one freight elevator presently serving the Building) during Business Hours on Business Days, and Landlord shall have at least one (1) elevator subject to call at all other times. The use of the elevators shall be subject to the Rules and Regulations.

        20.02. Landlord shall cause the Demised Premises, including the exterior and the interior of the windows thereof, to be cleaned in a manner standard to the Building and in accordance with the standards set forth in Exhibit E. Tenant shall pay to Landlord not later than fifteen (15) days after written request therefor the costs incurred by Landlord for (a) extra cleaning work in the Demised Premises required because of (i) misuse or neglect on the part of Tenant or its subtenants or its or their employees or visitors, (ii) use of portions of the Demised Premises for preparation, serving, consumption of food or beverages, training rooms, data processing or reproducing operations, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas, (iii) interior glass partitions or unusual quantity of interior glass surfaces, and (iv) non-building standard materials or finishes installed by Tenant or at its request, and (b) removal from the Demised Premises and the Building of any refuse and rubbish of Tenant in excess of that ordinarily accumulated in business office occupancy or at times other than Landlord's standard cleaning times, and (c) the use of the Demised Premises by Tenant other than during Business Hours on Business Days. Landlord's cleaning specifications as set forth on Exhibit E shall not require any extra cleaning work as a result of any data processing or reproducing operations based upon the original Tenant's Permitted Uses.

        20.03. Landlord, its cleaning contractor and their employees shall have access to the Demised Premises after 5:30 P.M. and before 8:00 A.M. and shall have the right to use, without charge therefor, all light, power and water in the Demised Premises reasonably required to clean the Demised Premises as required under Section 20.02.




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        20.04. Landlord shall furnish adequate hot and cold water to the Demised
Premises for drinking, lavatory and cleaning purposes. If Tenant uses water for any other purpose Landlord may install and maintain, at Tenant's expense, meters to measure Tenant's consumption of cold water and/or hot water for such other purpose. Tenant shall reimburse Landlord for the quantities of cold water and hot water shown on such meters not later than fifteen (15) days after invoice or notice thereof.

                      ARTICLE 21 - ACCESS, CHANGES AND NAME

        21.01. Except for the space within the inside surfaces of all walls, hung ceilings, floors, windows and doors bounding the Demised Premises, all of the Building, including, without limitation, exterior Building walls, core corridor walls and doors and any core corridor entrance, any terraces or roofs adjacent to the Demised Premises, and any space in or adjacent to the Demised Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities and the use thereof, as well as reasonable access thereto through the Demised Premises for the purpose of operating, maintenance, decoration and repair, are reserved to Landlord. Landlord also reserves the right, to install, erect, use and maintain pipes, ducts and conduits in and through the Demised Premises, provided (i) such are properly enclosed, (ii) same do not materially interfere with Tenant's use and occupancy of the Demised Premises, except in a de minimis manner (iii) same do not reduce the size of the useable area of the Demised Premises, except in a de minimis manner; and (iv) Landlord shall use reasonable efforts to locate same in "back-room" areas, closets and the like.

        21.02. Landlord and its agents shall have the right to enter and/or pass through the Demised Premises at all reasonable times upon reasonable prior notice to Tenant and accompanied by a representative of Tenant (except in the event of emergency) (a) to examine the Demised Premises and to show them to actual and prospective Superior Lessors, Superior Mortgagees, or prospective purchasers of the Building, and (b) to make such repairs, alterations, additions and improvements in or to the Demised Premises and/or in or to the Building or its facilities and equipment as Landlord is required or desires to make. Landlord shall be allowed to take all materials into and upon the Demised Premises that may be required in connection therewith, without any liability to Tenant and without any reduction of Tenant's obligations hereunder. During the period of twelve (12) months prior to the Expiration Date, Landlord and its agents may exhibit the Demised Premises to prospective tenants at all reasonable times upon reasonable prior notice to Tenant and accompanied by a representative of Tenant. Landlord shall use its reasonable efforts to minimize any interference with Tenant's use and occupancy; provided, however, that the foregoing reasonable efforts shall not, in any event, require Landlord to perform or cause work to be performed other than on Business Days during Business Hours.

        21.03. If at any time any windows of the Demised Premises are temporarily darkened or obstructed by reason of any repairs, improvements, maintenance and/or cleaning in or about the Building, or if any part of the Building or the Common Areas, other than the Demised Premises, is temporarily or permanently closed or inoperable, the same shall not be deemed a




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constructive eviction and shall not result in any reduction or diminution of
Tenant's obligations under this Lease. Landlord shall use reasonable efforts to promptly make or do all such repairs, improvements, maintenance and cleaning and to promptly remedy any such closing and inoperability and shall use its reasonable efforts in connection therewith to minimize any interference with Tenant's use and occupancy; provided, however, that the foregoing reasonable efforts shall not, in any event, require Landlord to perform or cause work to be performed other than on Business Days during Business Hours.

        21.04. If, during the last month of the Term, Tenant has removed all or substantially all of the Tenant's Property from and shall have vacated the Demised Premises, Landlord may, without notice to Tenant, immediately enter the Demised Premises and alter, renovate and decorate the same, without liability to Tenant and without reducing or otherwise affecting Tenant's obligations hereunder.

        21.05. Landlord reserves the right, at any time and from time to time, to make such changes, alterations, additions and improvements in or to the Building (other than the Demised Premises) and the fixtures and equipment thereof as Landlord shall deem necessary or desirable.


                  ARTICLE 22 - MECHANICS' LIENS AND OTHER LIENS

        22.01. Nothing contained in this Lease shall be deemed, construed or interpreted to imply any consent or agreement on the part of Landlord to subject Landlord's interest or estate to any liability under any mechanic's or other lien law. If any mechanic's or other lien or any notice of intention to file a lien is filed against the Land, or any part thereof, or the Demised Premises, or any part thereof, for any work, labor, service or materials claimed to have been performed or furnished for or on behalf of Tenant or anyone holding any part of the Demised Premises through or under Tenant, Tenant shall cause the same to be canceled and discharged of record by payment, bond or order of a court of competent jurisdiction within fifteen (15) days after notice by Landlord to Tenant.

                           ARTICLE 23 - NON-LIABILITY

        23.01. Neither Landlord nor any partner, joint venturer, director, officer, agent, servant or employee of Landlord shall be liable to Tenant for any loss, injury or damage to Tenant or to any other Person, or to its or their property, irrespective of the cause of such injury, damage or loss, unless caused by or resulting from the negligence of Landlord, its agents, servants or employees in the operation or maintenance of the Land or Building without contributory negligence on the part of Tenant or any of its subtenants or licensees or its or their employees, agents or contractors. Further, neither Landlord nor any partner, joint venturer, director, officer, agent, servant or employee of Landlord shall be liable (a) for any such damage caused by other tenants or Persons in, upon or about the Land or Building, or caused by operations in construction of any private, public or quasi-public work; or (b) even if negligent, for consequential damages arising out of any loss of




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

use of the Demised Premises or any equipment or facilities therein by Tenant or any Person claiming through or under Tenant.

        23.02.  INTENTIONALLY DELETED.

        23.03. Notwithstanding any provision to the contrary, Tenant shall look solely to the estate and property of Landlord in and to the Land and Building (or the proceeds received by Landlord on a sale of such estate and property but not the proceeds of any financing or refinancing thereof) in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Demised Premises or the Common Areas, and Tenant agrees that the liability of Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Demised Premises or the Common Areas shall be limited to such estate and property of Landlord (or sale proceeds). No other properties or assets of Landlord or any partner, joint venturer, director, officer, agent, servant or employee of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgement (or other judicial process) or for the satisfaction of any other remedy of Tenant arising out of, or in connection with, this Lease, the relationship of Landlord and Tenant or Tenant's use of the Demised Premises or the Common Areas and if Tenant shall acquire a lien on or interest in any other properties or assets by judgment or otherwise, Tenant shall promptly release such lien on or interest in such other properties and assets by executing, acknowledging and delivering to Landlord an instrument to that effect prepared by Landlord's attorneys. Notwithstanding any of the foregoing to the contrary, as to the original Tenant hereunder, Landlord agrees that the exculpatory provisions of this Section 23.03 shall not apply to any cash proceeds of any Security Deposit wrongfully retained by Landlord and not turned over to any Successor Landlord, and as a result thereof such Successor Landlord does not credit Tenant with having paid over the Security Deposit.


                       ARTICLE 24 - DAMAGE OR DESTRUCTION

        24.01. If the Building or the Demised Premises shall be partially or totally damaged or destroyed by fire or other casualty (and if this Lease shall not be terminated as in this Article 24 hereinafter provided), Landlord shall repair the damage and restore and rebuild the Building and/or the Demised Premises (except for the Tenant's Property) with reasonable dispatch after notice to it of the damage or destruction and the collection of the insurance proceeds attributable to such damage.

        24.02. Subject to the provisions of Section 24.05, if all or part of the Demised Premises shall be damaged or destroyed or rendered completely or partially untenantable on account of fire or other casualty, the Rent shall be abated or reduced, as the case may be, in the proportion that the untenantable area of the Demised Premises bears to the total area of the Demised Premises, for the period from the date of the damage or destruction to (a) the date the Demised Premises are rendered tenantable, as reasonably determined by Landlord and Tenant, or (b) if the Building and not the Demised Premises is so damaged or destroyed, the date on which the Demised Premises





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shall be made tenantable; provided, however, should Tenant reoccupy a portion of the Demised Premises during the period the repair or restoration work is taking place and prior to the date that the Demised Premises are substantially repaired or made tenantable the Rent allocable to such reoccupied portion (except to the extent that Landlord continued to receive the proceeds of rent insurance as to such reoccupied portion during such restoration period), based upon the proportion which the area of the reoccupied portion of the Demised Premises bears to the total area of the Demised Premises, shall be payable by Tenant from the date of such occupancy.

        24.03. If (a) the Building or the Demised Premises shall be totally damaged or destroyed by fire or other casualty, or (b) the Building shall be so damaged or destroyed by fire or other casualty (whether or not the Demised Premises are damaged or destroyed) that its repair or restoration requires the expenditure, as estimated by a reputable contractor or architect designated by Landlord, of more than twenty percent (20%) (or ten percent [10%] if such casualty occurs during the last two [2] years of the Term) of the full insurable value of the Building immediately prior to the casualty, or (c) the Building shall be damaged or destroyed by fire or other casualty (whether or not the Demised Premises are damaged or destroyed) and either the loss shall not be covered by Landlord's insurance or the net insurance proceeds (after deducting all expenses in connection with obtaining such proceeds) shall, in the estimation of a reputable contractor or architect designated by Landlord be insufficient to pay for the repair or restoration work, then in either such case Landlord may terminate this Lease by giving Tenant notice to such effect as soon as practicable, but not later than ninety (90) days after the date of the fire or other casualty. Notwithstanding any of the foregoing to the contrary, if the Building shall be so damaged or destroyed by fire or other casualty so that it is rendered untenantable for Tenant's use and occupancy and its repair would take more than ten (10) months from the date of the fire or other casualty to accomplish (the "Restoration Period"), as reasonably estimated by the Architect, (the "Architect's Determination"), then Tenant shall have the right to terminate this Lease upon written notice to Landlord given within thirty (30) days of notice of the Architect's Determination. Landlord shall give Tenant written notice of the Architect's Determination as soon as practicable, but not later than ninety (90) days after such damage or destruction.

        24.04. Tenant shall not be entitled to terminate this Lease (except as provided in Section 24.03 above) and no damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article 24. Landlord shall use its best efforts to make such repair or restoration promptly and in such manner as not unreasonably to interfere with Tenant's use and occupancy of the Demised Premises, but Landlord shall not be required to do such repair or restoration work except during Business Hours on Business Days.

        24.05. Notwithstanding any of the foregoing provisions of this Article 24, if by reason of some act or omission on the part of Tenant or any of its subtenants or its or their partners, directors, officers, servants, employees, agents or contractors, Landlord or any Superior Lessor or any Superior




                                       35


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Mortgagee shall be unable to collect all of the insurance proceeds (including, without limitation, rent insurance proceeds) applicable to damage or destruction of the Demised Premises or the Building by fire or other casualty, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement or reduction of the Rent. Further, nothing contained in this Article 24 shall relieve Tenant from any liability that may exist as a result of any damage or destruction by fire or other casualty. Notwithstanding anything to the contrary set forth herein, nothing contained in this Section
24.05 shall vitiate the mutual waiver of subrogation contained in Section 13.05 hereof with respect to insured risks.

        24.06. Landlord will not carry insurance of any kind on the Tenant's Property,and, except as provided by law or by reason of Landlord's breach of any of its obligations hereunder, shall not be obligated to repair any damage to or replace the Tenant's Property.

        24.07. The provisions of this Article 24 shall be deemed an express agreement governing any case of damage or destruction of the Demised Premises and/or Building by fire or other casualty, and any law providing for such a contingency in the absence of an express agreement, now or hereafter in force, shall have no application in such case.

                           ARTICLE 25 - EMINENT DOMAIN

        25.01 If the whole of the Demised Premises shall be taken by any public or quasi-public authority under the power of condemnation, eminent domain or expropriation, or in the event of conveyance of the whole of the Demised Premises in lieu thereof, this Lease shall terminate as of the day possession shall be taken by such authority. If 25% or less of the Floor Space of the Demised Premises shall be so taken or conveyed, this Lease shall terminate only in respect of the part so taken or conveyed as of the day possession shall be taken by such authority and Rent shall be abated pro rata. If more than 25% of the Floor Space of the Demised Premises shall be so taken or conveyed, this Lease shall terminate only in respect of the part so taken or conveyed as of the day possession shall be taken by such authority, Rent shall be abated pro rata, but either party shall have the right to terminate this Lease upon notice given to the other party within 30 days after such taking possession. If more than 25% of the Floor Space of the Building shall be so taken or conveyed, Landlord may, by notice to Tenant, terminate this Lease as of the day possession shall be taken. If so much of the parking facilities shall be so taken or conveyed that the number of parking spaces necessary, in Landlord's reasonable judgment, for the continued operation of the Building shall not be available, Landlord shall, by notice to Tenant given within fifteen (15) days of such taking, terminate this Lease as of the day possession shall be taken. Notwithstanding anything to the contrary contained herein, in the event of a taking of a substantial portion of the Demised Premises which, in Tenant's reasonable judgment, renders the Demised Premises unusable for the normal and efficient operation of Tenant's business, then, at Tenant's election, this Lease shall terminate as of the date of possession by the condemning authority, which election shall be made by notice to Landlord within fifteen (15) days after Tenant receives notice of the taking. If this Lease shall continue in effect as to any portion of the Demised





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Premises not so taken or conveyed, the Rent shall be computed as of the day possession shall be taken on the basis of the remaining Floor Space of the Demised Premises. Except as specifically provided herein, in the event of any such taking or conveyance there shall be no reduction in Rent. If this Lease shall continue in effect, Landlord shall, at its expense, but shall be obligated only to the extent of the net award or other compensation (after deducting all expenses in connection with obtaining same) available to Landlord for the improvements taken or conveyed (excluding any award or other compensation for land or for the unexpired portion of the term of any Superior Lease), promptly make all necessary alterations so as to constitute the remaining Building a complete architectural and tenantable unit, except for the Tenant's Property, and Tenant shall make all alterations or replacements to the Tenant's Property and decorations in the Demised Premises. All awards and compensation for any taking or conveyance, whether for the whole or a part of the Land or Building, the Demised Premised or otherwise, shall be the property of Landlord, and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to any and all such awards and compensation, including, without limitation, any award or compensation for the value of the unexpired portion of the Term. Tenant shall be entitled to claim, prove and receive in the condemnation proceeding such award or compensation as may be allowed for the Tenant's Property and for loss of business, good will, and depreciation or injury to and cost of removal of the Tenant's Property, moving expenses and decorations, but only if such award or compensation shall be made by the condemning authority in addition to, and shall not result in a reduction of, the award or compensation made by it to Landlord.

        25.02. If the temporary use or occupancy of all or any part of the Demised Premises shall be taken during the Term, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award or payment for such taking which represents compensation for the use and occupancy of the Demised Premises, for the taking of the Tenant's Property and for moving expenses, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Demised Premises. This Lease shall be and remain unaffected by such taking and Tenant shall continue to be responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay the Rent in full when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award or payment which represents compensation for the use and occupancy of the Demised Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive (except as otherwise provided below) so much thereof as represents compensation for the period up to and including the Expiration Date and Landlord shall receive so much thereof as represents compensation for the period after the Expiration Date. All monies to be paid to Tenant as, or as part of, an award or payment for temporary use and occupancy for a period beyond the date to which the Rent has been paid shall be received, held and applied by the first Superior Mortgagee (or if there is no Superior Mortgagee, by Landlord as a trust fund) for payment of the Rent becoming due hereunder. In the event the temporary use or occupancy of all or any part of the Demised Premises shall be taken during the Term for a period of ten (10) or more consecutive months, such taking shall be deemed a permanent taking covered by Section 25.01 hereof.






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                             ARTICLE 26 - SURRENDER

        26.01. On the Expiration Date, or upon any earlier termination of this Lease, Tenant shall quit and surrender the Demised Premises to Landlord "broom-clean" and in good order, condition and repair, except for ordinary wear and tear and such damage or destruction, condemnation as Landlord is required to repair or restore under this Lease or other insured casualty, and Tenant shall remove all of Tenant's Property therefrom except as otherwise expressly provided in this Lease.

        26.02. If Tenant remains in possession of the Demised Premises after the expiration of the Term, Tenant shall be deemed to be occupying the Demised Premises as a tenant from month to month at the sufferance of Landlord subject to all of the provisions of this Lease, except that the monthly Fixed Rent shall be one and one-half times the Fixed Rent in effect during the last month of the Term for the first month of holdover only, and thereafter shall be twice the Fixed Rent in effect during the last month of the Term.

        26.03. No act or thing done by Landlord or its agents shall be deemed an acceptance of a surrender of the Demised Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord.

                      ARTICLE 27 - CONDITIONS OF LIMITATION

        27.01. This Lease is subject to the limitation that whenever Tenant or any Guarantor (a) shall make an assignment for the benefit of creditors, or (b) shall commence a voluntary case or have entered against it an order for relief under any chapter of the Federal Bankruptcy Code (Title 11 of the United States
Code) or any similar order or decree under any federal or state law, now in existence, or hereafter enacted having the same general purpose, and such order or decree shall have not been stayed or vacated within 30 days after entry, or
(c) shall cause, suffer, permit or consent to the appointment of a receiver, trustee, administrator, conservator, sequestrator, liquidator or similar official in any federal, state or foreign judicial or nonjudicial proceeding, to hold, administer and/or liquidate all or substantially all of its assets, and such appointment shall not have been revoked, terminated, stayed or vacated and such official discharged of his duties within 30 days of his appointment, then Landlord, at any time after the occurrence of any such event, may give Tenant a notice of intention to end the Term at the expiration of ten (10) days from the date of service of such notice of intention, and upon the expiration of said ten
(10) day period, whether or not the Term shall theretofore have commenced, this Lease shall terminate with the same effect as if that day were the expiration date of this Lease, but Tenant shall remain liable for damages as provided in
Article 29.

        27.02. This Lease is subject to the further limitations that: (a) if Tenant shall default when due in the payment of any Rent, and such default shall continue for ten (10) days after notice to Tenant specifying the nature of the default, or (b) if Tenant shall, whether by action or inaction, be in default of any of its obligations under this Lease (other than a default in the payment of Rent) and such default shall continue and not be remedied within twenty (20) days after Landlord shall have given to Tenant a notice





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specifying the same, or, in the case of a default which cannot with due diligence be cured within a period of twenty (20) days and the continuance of which for the period required for cure will not subject Landlord or any Superior Lessor to prosecution for a crime (as more particularly described in the last sentence of Section 12.02) or termination of any Superior Lease or foreclosure of any Superior Mortgage, if Tenant shall not, (i) within said twenty (20) day period advise Landlord of Tenant's intention to take all steps necessary to remedy such default, (ii) duly commence within said twenty (20) day period, and thereafter diligently prosecute to completion all steps necessary to remedy the default, and (iii) complete such remedy within a reasonable time after the date of said notice by Landlord, or (c) if any event shall occur or any contingency shall arise whereby this Lease would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 11, or (d) if Tenant shall abandon the Demised Premises, then in any of said cases Landlord may give to Tenant a notice of intention to end the Term at the expiration of ten (10) days from the date of the service of such notice of intention, and upon the expiration of said ten
(10) days, whether or not the Term shall theretofore have commenced, this Lease shall terminate with the same effect as if that day were the expiration date of this Lease, but Tenant shall remain iable for damages as provided in Article 29.


                        ARTICLE 28 - RE-ENTRY BY LANDLORD

        28.01. If Tenant shall default in the payment of any Rent, and such default shall continue for ten (10) days after notice to Tenant specifying the nature of the default, or if this Lease shall terminate as provided in Article 27, Landlord or Landlord's agents and employees may, upon ten (10) days written notice (which notice shall not be required if Tenant has been given a termination notice, and this Lease shall have been terminated, pursuant to
Section 27.02 above) immediately or at any time thereafter re-enter the Demised Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any Person therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises. The word "re-enter," as used herein, is not restricted to its technical legal meaning. If this Lease is terminated under the provisions of
Article 27, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceedings or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the Rent payable up to the time of such termination of this Lease, or of such recovery of possession of the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 29.


        28.02. In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies to which Landlord may lawfully be entitled at any time and Landlord may invoke any





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remedy allowed at law or in equity as if specific remedies were not provided for herein.

        28.03. If this Lease shall terminate under the provisions of Article 27, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as Advance Rent, security or otherwise, but such monies shall be credited by Landlord against any Rent due from Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under Article 29 or pursuant to law, and any sums remaining, if any, after the payment to Landlord of such Rent and damages shall be returned to Tenant within fifteen (15) days after written request therefor.

                              ARTICLE 29 - DAMAGES

        29.01. If this Lease is terminated under the provisions of Article 27, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay as Additional Charges to Landlord, at the election of Landlord, either or any combination of:

               (a) a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value (discounted to present value by using a discount rate equivalent of the yield to maturity of the U.S. Treasury Issue scheduled for maturity on or closest to the Expiration Date, as published in the Wall Street Journal; In the event there is no market activity in this issue, then Landlord shall choose a comparable Treasury Bond, Note or Bill) of the excess, if any, of (i) the aggregate amount of the Rent which would have been payable by Tenant (conclusively presuming the average monthly Additional Charges to be the same as were the average monthly Additional Charges payable for the year, or if less than 365 days have then elapsed since the Commencement Date, the partial year, immediately preceding such termination or re-entry) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, over (ii) the aggregate rental value of the Demised Premises for the same period; or

               (b) sums equal to the Fixed Rent and the Additional Charges which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date, provided, however, that if Landlord shall relet the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the reasonable expenses incurred or paid by Landlord in terminating this





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        Lease or in re-entering the Demised Premises and in securing possession thereof, as well as the reasonable expenses of reletting, including, without limitation, altering and preparing the Demised Premises for new tenants, brokers' commissions, legal fees, and all other reasonable expenses properly chargeable against the Demised Premises and the rental therefrom, it being understood that any such reletting may be for a period shorter or longer than the period ending on the Expiration Date; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums which would have been payable by Tenant to Landlord had this Lease not so terminated, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subdivision
        (b) to a credit in respect of any rents from a reletting, except to the extent that such net rents are actually received by Landlord with respect to the period through the Expiration Date hereof (i.e. the date upon which this Lease would have expired in the normal course but for the earlier termination of this Lease). If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such reletting and of the reasonable expenses of reletting; or

               (c) a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the aggregate amount of the Rent which would have been payable by Tenant (conclusively presuming the average monthly Additional Charges to be the same as were the average monthly Additional Charges payable for the year, or if less than 365 days have then elapsed since the Commencement Date, the partial year, immediately preceding such termination or re-entry) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date (discounted to present value by using a discount rate equivalent of the yield to maturity of the U.S. Treasury Issue scheduled for maturity on or closest to the Expiration Date, as published in the Wall Street Journal; In the event there is no market activity in this issue, then Landlord shall choose a comparable Treasury Bond, Note or Bill); provided, however, that if Landlord shall relet the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the reasonable expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Demised Premises and in securing possession thereof, as well as the reasonable expenses of reletting, including, without limitation, altering and preparing the Demised Premises for new tenants, brokers' commissions, legal fees, and all other reasonable expenses properly chargeable against the Demised Premises and the rental therefrom, it being understood that any such reletting may be for a period shorter or longer than the period ending on the Expiration Date; but in no event shall Landlord have to account to Tenant for any rents in excess of the total sums which would have been payable by Tenant to Landlord had this Lease not so terminated, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subdivision





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        (c) to a credit in respect of any rents from a reletting, except to the extent that such net rents are actually received by Landlord with respect to the period through the Expiration Date (i.e. the date upon which this Lease would have expired in the normal course but for the earlier termination of this Lease). If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such reletting and of the reasonable expenses of reletting.

If the Demised Premises or any part thereof be relet by Landlord before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Demised Premises, or part thereof, so relet during the term of the reletting. Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Demised Premises or any part thereof, or if the Demised Premises or any part thereof are relet, for its failure to collect the rent under such reletting, and no such refusal or failure to relet or failure to collect rent shall release or affect Tenant's liability for damages or otherwise under this Lease.

        29.02. Suit or suits for the recovery of such damages or, any installments thereof, may be brought by Landlord at any time and from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if it had not been so terminated under the provisions of Article 27, or under any provision of law, or had Landlord not re-entered the Demised Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as damages by reason of the termination of this Lease or re-entry of the Demised Premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time, whether or not such amount be greater than, equal to, or less than any of the sums referred to in Section 29.01.

        29.03.  [INTENTIONALLY OMITTED]

        29.04. In addition to any other remedies Landlord may have under this Lease, and without reducing or adversely affecting any of Landlord's rights and remedies under this Article 29, but subject to the terms and provisions of
Section 3.05 hereof, if any Rent or damages payable hereunder by Tenant to Landlord are not paid when due, the same shall bear interest at the Late Payment Rate or the maximum rate permitted by law, whichever is less, from the due date thereof until paid, and the amounts of such interest shall be Additional Charges hereunder.

        29.05. In addition to any remedies which Landlord may have under this Lease, if there shall be a default hereunder by Tenant which shall not have been remedied within the applicable grace period, Landlord shall not be obligated to furnish to Tenant or the Demised Premises any HVAC services





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outside of Business Hours or Business Days, or any extra or additional cleaning services; and the discontinuance of any one or more such services shall be without liability by Landlord to Tenant and shall not reduce, diminish or otherwise affect any of Tenant's covenants and obligations under this Lease.

                        ARTICLE 30 - AFFIRMATIVE WAIVERS

        30.01. Tenant, on behalf of itself and any and all persons claiming through or under Tenant, does hereby waive and surrender all right and privilege which it, they or any of them might have under or by reason of any present or future law, to redeem the Demised Premises or to have a continuance of this Lease after being dispossessed or ejected from the Demised Premises by process of law or under the terms of this Lease or after the termination of this Lease as provided in this Lease.

        30.02. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, and Tenant's use or occupancy of the Demised Premises and use of the Common Area, including, without limitation, any claim of injury or damage, and any emergency and other statutory remedy with respect thereto. Tenant shall not interpose any counterclaim of any kind, except compulsory counterclaims as permitted by applicable Court Rule, in any action or proceeding commenced by Landlord to recover possession of the Demised Premises.

                             ARTICLE 31 - NO WAIVERS

        31.01. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord of Fixed Rent or Additional Charges with knowledge of breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

                     ARTICLE 32 - CURING A PARTY'S DEFAULTS

        32.01. If Tenant shall default in the performance of any of Tenant's obligations under this Lease beyond applicable periods of grace, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice in a case of emergency, and in any other case only if such default shall not be remedies within the applicable grace period provided for in Article 27 of this Lease. Bills for any expenses actually and reasonably incurred by Landlord in connection with any such performance by it for the account of Tenant, and bills for all costs, expenses and disbursements of every kind and nature whatsoever, including reasonable attorneys' fees and expenses, involved in collecting or endeavoring to collect the Rent or any part thereof or





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enforcing or endeavoring to enforce any rights against Tenant or Tenant's obligations hereunder, under or in connection with this Lease or pursuant to law, including any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings or in recovering possession of the Demised Premises after default by Tenant or upon the expiration of the Term or sooner termination of this Lease, and interest on all sums advanced by Landlord under this Article at the Late Payment Rate or the maximum rate permitted by law, whichever is less, may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and such amounts shall be due and payable within fifteen (15) days of receipt of such bills.

        32.02. If Landlord shall default in the performance of any of Landlord's obligations under this Lease, Tenant, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Landlord, without notice in a case of emergency, and in any other case only if such default continues after the expiration of fifteen (15) days from the date Tenant gives Landlord notice of the default. Bills for any expenses incurred by Tenant in connection with any such performance by it for the account of Landlord, may be sent by Tenant to Landlord monthly, or immediately, at Tenant's option, and such amounts shall be due and payable in accordance with the terms of such bills, but in no event shall any such bill be due and payable less than fifteen (15) days from the date of such bills. Nothing contained in this Section 32.02 shall be construed to allow or permit Tenant to deduct or offset or reduce any amounts due against any Rent due Landlord under this Lease.

                               ARTICLE 33 - BROKER

        33.01. Landlord and Tenant each represents to the other that it dealt with no broker except the Broker in bringing about or consummating this Lease and that each respectively had no conversations or negotiations with any broker except the Broker concerning the leasing of the Demised Premises. Landlord and Tenant agree to indemnify, defend and hold each other harmless against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses, arising out of any conversations or negotiations had by the indemnifying party with any broker other than the Broker. Landlord shall pay any brokerage commissions due the Broker pursuant to a separate agreement between Landlord and the Broker.

                              ARTICLE 34 - NOTICES

        34.01. Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Lease or pursuant to any applicable Legal Requirement, except for Rent invoices which may be sent by regular mail, shall be in writing and shall be deemed to have been properly given, rendered or made only if sent by hand delivered or overnight commercial delivery or sent by United States registered or certified mail, return receipt requested, addressed to the other party at the address hereinabove set forth, as to Tenant,
Attention: President and Chief Executive Officer (except that after the Commencement Date, Tenant's address, unless Tenant shall give notice to





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the contrary, shall be the Building) as to Landlord, to the attention of General
Counsel with a concurrent notice to the attention of Controller, and shall be deemed to have been given, rendered or made upon receipt or refusal. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demands, consents, approvals or other communications intended for it. In addition, upon and to the extent requested by Landlord, copies of notices shall be sent to the Superior Mortgagee.

                       ARTICLE 35 - ESTOPPEL CERTIFICATES

        35.01. Each party shall, at any time and from time to time with reasonable frequency, as requested by the other party, upon not less than ten
(10) days' prior notice, execute and deliver to the requesting party a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the Fixed Rent and Additional Charges have been paid, stating whether or not, to the best knowledge of the party giving the statement, the requesting party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which the party giving the statement shall have knowledge, and stating whether or not, to the best knowledge of the party giving the statement, any event has occurred which with the giving of notice or passage of time, or both, would constitute such a default of the requesting party, and, if so, specifying each such event; any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by the party requesting the certificate and by others with whom such party may be dealing, regardless of independent investigation. Tenant also shall include in any such statement such other information concerning this Lease as Landlord may reasonably request.

                            ARTICLE 36 - ARBITRATION

        36.01. Landlord may at any time request arbitration, and Tenant may at any time when not in default in the payment of any Rent beyond any applicable periods of grace (provided that Tenant shall prior to the end of such grace period have paid in full all Rent then due and owing to Landlord), request arbitration, of any matter in dispute but only where arbitration is expressly provided for in this Lease. The party requesting arbitration shall do so by giving notice to that effect to the other party, specifying in said notice the nature of the dispute, and said dispute shall be determined in Newark, New Jersey, by a single arbitrator, in accordance with the rules then obtaining of the American Arbitration Association (or any organization which is the successor thereto). The award in such arbitration may be enforced on the application of either party by the order or judgment of a court of competent jurisdiction. The fees and expenses of any arbitration shall be borne by the parties equally, but each party shall bear the expense of its own attorneys and experts and the additional expenses of presenting its own proof. If Tenant gives notice requesting arbitration as provided in this Article, Tenant shall simultaneously serve a duplicate of the notice on each Superior Mortgagee and Superior Lessor whose name and address shall previously have





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been furnished to Tenant at least fifteen days in advance of same, and such
Superior Mortgagees and Superior Lessor shall have the right to participate in such arbitration.

                        ARTICLE 37 - MEMORANDUM OF LEASE

        37.01. Tenant shall not record this Lease. However, at the request of Landlord, Tenant shall promptly execute, acknowledge and deliver to Landlord a memorandum of lease in respect of this Lease sufficient for recording. Such memorandum shall not be deemed to change or otherwise affect any of the obligations or provisions of this Lease. Whichever party records such memorandum of Lease shall pay all recording costs and expenses, including any taxes that are due upon such recording.

                       ARTICLE 38 - INTENTIONALLY DELETED

                           ARTICLE 39 - MISCELLANEOUS

        39.01. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement(s) which may be made between the parties concurrently with the execution and delivery of this Lease. All understandings and agreements heretofore had between the parties are merged in this Lease and any other written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the parties and which are entered into after full investigation. Neither party has relied upon any statement or representation not embodied in this Lease or in any other written agreement(s) made concurrently herewith.

        39.02. No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge, termination or effectuation of abandonment is sought.

        39.03. If Tenant shall at any time request Landlord to sublet or let the Demised Premises for Tenant's account, Landlord or its agent is authorized to receive keys for such purposes without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord of any liability for loss or damage to any of the Tenant's Property in connection with such subletting or letting.

        39.04. Except as otherwise expressly provided in this Lease, the obligations under this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to; provided, however, that (a) no violation of the provisions of Article 11 shall operate to vest any rights in





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any successor or assignee of Tenant and (b) the provisions of this Section 39.04 shall not be construed as modifying the conditions of limitation contained in
Article 27.

        39.05. Except for Tenant's obligations to pay Rent, the time for Landlord or Tenant, as the case may be, to perform any of its respective obligations hereunder shall be extended if and to the extent that the performance thereof shall be prevented due to any Unavoidable Delay. Except as expressly provided to the contrary, the obligations of Tenant hereunder shall not be affected, impaired or excused, nor shall Landlord have any liability whatsoever to Tenant, (a) because Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease due to any of the matters set forth in the first sentence of this Section 39.05, or (b) because of any failure or defect in the supply, quality or character of electricity, water or any other utility or service furnished to the Demised Premises for any reason beyond Landlord's reasonable control.

        39.06. Any liability for payments hereunder (including, without limitation, Additional Charges and the refund thereof, if any) shall survive the expiration of the Term or earlier termination of this Lease.

        39.07. If Tenant shall request Landlord's consent and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent; Tenant's sole remedy shall be an action for specific performance or injunction, and such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold or delay its consent or where as a matter of law Landlord may not unreasonably withhold its consent.

        39.08.  INTENTIONALLY DELETED.

        39.09. Tenant shall not exercise its rights under Article 15 or any other provision of this Lease in a manner which would violate Landlord's union contracts or create any work stoppage, picketing, labor disruption or dispute or any unreasonable interference with the business of Landlord or any tenant or occupant of the Building.

        39.10. Tenant shall give prompt notice to Landlord of (a) any occurrence in or about the Demised Premises for which Landlord might be liable, (b) any fire or other casualty in the Demised Premises, (c) any damage to or defect in the Demised Premises, including the fixtures and equipment thereof, for the repair of which Landlord might be responsible, and (d) any damage to or defect in any part of the Building's sanitary, electrical, heating, ventilating, air-conditioning, elevator or other systems located in or passing through the Demised Premises or any part thereof.

        39.11. This Lease shall be governed by and construed in accordance with the laws of the State of New Jersey. Tenant hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Lease may be brought in the Courts of the State of New Jersey, or the Federal District Court for the District of New Jersey. By execution and delivery of this Lease, Tenant hereby irrevocably accepts and submits generally and unconditionally





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for itself and with respect to its properties, to the jurisdiction of any such court in any such action or proceeding, and hereby waives in the case of any such action or proceeding brought in the courts of the State of New Jersey, or Federal District Court for the District of New Jersey, any defenses based on jurisdiction, venue or forum non conveniens. If any provision of this Lease shall be invalid or unenforceable, the remainder of this Lease shall not be affected and shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. If any words or phrases in this Lease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Lease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Lease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall e deemed to include any other number and any other gender as the context may require. In the event Landlord permits Tenant to examine Landlord's books and records with respect to any Additional Charge imposed under this Lease, such examination shall be conducted at Tenant's sole cost and expense and shall be conditioned upon Tenant retaining an independent accounting firm for such purposes which shall not be compensated on any type of contingent fee basis with respect to such examination. Wherever in this Lease or by law Landlord is authorized to charge or recover costs and expenses for legal services or attorneys' fees, same shall include, without limitation, the costs and expenses for in-house or staff legal counsel or outside counsel at rates not to exceed the reasonable and customary charges for any such services as would be imposed in an arms length third party agreement for such services.


                               THE NEXT PAGE IS 49




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        39.12. Within thirty (30) days of Landlord's written request, Tenant shall furnish to Landlord for distribution to Landlord's mortgagee or prospective mortgagee or such mortgagee's or prospective mortgagee's loan correspondent a copy of its then current audited (if available) financial statement which shall be employed by such mortgagee or prospective mortgagee for purposes of financing the Land and/or Building or otherwise for compliance with the terms of any mortgage financing encumbering the Demised Premises and not distributed otherwise without prior authorization of Tenant; provided however, that if such financial statement is not a matter of public record, Tenant may require of Landlord and such mortgagee or prospective mortgagee or loan correspondent as a condition of providing such financial statement a confidentiality agreement in form reasonably acceptable to Tenant and Landlord and/or such mortgagee, prospective mortgagee and/or loan correspondent.

        IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.


                                            HARTZ-PW TOWER B LIMITED PARTNERSHIP
                                                          ("Landlord")
                                    BY:     HARTZ MOUNTAIN INDUSTRIES, INC.
                                                          ("general partner")


                                    BY:      /s/ Irwin A. Horowitz
                                            ------------------------------------
                                            Irwin A. Horowitz
                                            Executive Vice President
[Corporate Seal]

                                            ICON INTERNATIONAL INC.
                                                           ("Tenant")


                                    BY:     /s/ Scott Baxter
                                            ------------------------------------
                                            Name:  Scott Baxter
[Corporate Seal]                            Title: President






                                       49


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RIDER TO LEASE DATED NOVEMBER 3, 1995 BY AND BETWEEN HARTZ-PW TOWER B LIMITED
PARTNERSHIP, AS LANDLORD AND ICON INTERNATIONAL INC., AS TENANT.
--------------------------------------------------------------------------------

        R1. If any of the provisions of this Rider shall conflict with any of the provisions, printed or typewritten, of this Lease, such conflict shall resolve in every instance in favor of the provisions of this Rider.

        R2. Provided Tenant is not in default beyond any applicable cure period under the Lease and provided Tenant has not assigned this Lease or is not subletting more than fifty (50%) of the Demised Premises, Tenant expressly acknowledging and agreeing that the option rights contained herein are personal to the original named Tenant, Tenant shall have one option to extend the Term of its lease of the Demised Premises, from the date upon which this Lease would otherwise expire for one extended period of five (5) years (herein referred to as the "Extended Period"), upon the following terms and conditions:

        1. If Tenant elects to exercise said option, it shall do so by giving notice of such election to Landlord on or before the date which is ten (10) months before the beginning of the Extended Period for which the Term is to be extended by the exercise of such option. Tenant agrees that it shall have forever waived its right to exercise any such option if it shall fail for any reason whatsoever to give such notice to Landlord by the time provided herein for the giving of such notice, whether such failure is inadvertent or intentional, time being of the essence as to the exercise of such option.

        2. If Tenant elects to exercise said option, the Term shall be automatically extended for the Extended Period covered by the option so exercised without execution of an extension or renewal lease. Within ten (10) days after request of either party following the effective exercise of any such option, however, Landolord and Tenant shall execute, acknowledge and deliver to each other duplicate originals of an instrument in recordable form confirming that such option was effectively exercised.

        3. The Extended Period shall be upon the same terms and conditions as are in effect immediately preceding the commencement of such Extended Period; provided, however, that Tenant shall have no right or option to extend the Term for any period of time beyond the expiration of the Extended Period and, provided further, that in the Extended Period the Fixed Rent shall be at Fair Market Value ("FMV"). FMV shall be determined by mutual agreement of the parties. If the parties are unable to agree on the FMV, the parties shall choose a licensed Real Estate Appraiser who shall determine the FMV. The cost of said Real Estate Appraiser shall be borne equally by the parties. If the parties are unable to agree on a licensed Real Estate Appraiser, each party shall select one Appraiser to appraise the FMV. If the difference between the two appraisals is 20% or less of the lower appraisal, then the FMV shall be the average of the two appraisals. If the difference between the two appraisals is greater than 20% of the lower appraisal, the two Appraisers shall select a third licensed Real Estate Appraiser to appraise the FMV. The FMV shall in such case be the average of the three appraisals. The cost of the third appraisal shall be borne equally by the parties. Anything to the



                                      -R1-



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contrary contained herein notwithstanding, the Fixed Rent for such Extended
Period shall not be less than the Fixed Rent for the period immediately preceding the Extended Period for which the Fixed Rent is being calculated.

        4. Any termination, expiration, cancellation or surrender of this Lease shall terminate any right or option for the Extended Period not yet exercised.

        5. The option provided herein to extend the Term of the Lease may not be severed from the Lease or separately sold, assigned or otherwise transferred.

        R3. (A) Landlord agrees that during the first five (5) years of the Term only, prior to entering into any new lease with a prospective Tenant for any additional premises on the eighth (8th) floor of the Building (other than extensions or renewals of existing leases), Landlord shall, provided Tenant is not in default of this Lease beyond any applicable grace or cure periods, first notify Tenant in writing of its intention to do so, which notice shall set forth the rent, terms and other conditions upon which such lease is intended to be consummated with such prospective Tenant ("Landlord's Notice"). Tenant shall have a period of ten (10) days following the giving of Landlord's Notice to notify Landlord, in writing, of its election to enter into a lease for such additional premises as tenant upon the rent, terms and conditions set forth in Landlord's Notice. If Tenant shall notify Landlord in writing of its election to enter into such lease as tenant for the additional premises within the said ten
(10) day period, Landlord shall deliver and Tenant shall execute a modification of this lease incorporating the rent, terms and conditions as set forth in Landlord's Notice to Tenant with respect to the additional premises. Time is of the essence with respect to Tenant's exercise of its right of first refusal.

        (B) If Tenant shall fail to notify Landlord in writing of its election to enter into a modification to its lease incorporating the additional premises, within the ten (10) day period referred to in subsection (A) hereof, then the right of first refusal granted to the tenant as set forth in subsection (A) of this Section with respect to the additional premises referred to in Landlord's notice, shall automatically terminate and come to and end.

        (C) If Tenant shall not elect to lease the additional premises referred to in Landlord's Notice within the ten (10) day period following Landlord's Notice then, Landlord may thereafter deliver the lease for such additional premises to the proposed tenant free of the restrictions herein stated; provided, however, that Landlord agrees that it shall not materially reduce the rent or otherwise materially change the business terms of the lease as offered to Tenant so that they are more favorable to the proposed Tenant than the terms offered to Tenant, without again being required to offer the same to Tenant pursuant to the preceding provisions of this Rider paragraph R3.



                                      -R2-



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        (D) This right of first refusal so granted to Tenant shall terminate and become null and void upon the expiration or sooner termination of this Lease.

        (E) This right of first refusal is subject and subordinate to any prior rights of first refusal or first offer of any existing tenants of the Building under existing leases.

        R4. Parking: Tenant shall be entitled to three (3) reserved parking spaces in the parking deck designated for the Building. Said parking spaces shall be located on the first level of the parking deck and the location of same shall be determined by Landlord. Tenant shall also be entitled to fifty (50) parking spaces on a non-exclusive basis in the parking areas shared in common with other tenants of the Building and Development. Said parking areas shall be designated by Landlord. There shall be no additional charge to Tenant under this Lease (other than those expressly included as part of the Operating Expenses) for the parking provided under this Rider Paragraph R4.

        R5. Gross Up: If the Building is not a least ninety-five (95%) percent occupied during the Base Year or any subsequent Calendar Year, the Operating Expenses and Real Estate Taxes for the Base Year and for any such subsequent Calendar Year will be adjusted to reflect ninety-five (95%) percent occupancy of the Building.

        R6. Electricity: Notwithstanding anything to the contrary set forth in
Section 18.02 hereof, Tenant shall have the right, without Landlord's consent, to use and connect to the Building's existing electric distribution system all computers, printers, scanners, routers and telecommunications equipment, photocopying and facsimile equipment and other optical and electronic and electric powered equipment, all consistent with the Permitted Uses of the Demised Premises, provided that the total rated power consumption of such machines and equipment and Tenant's actual connected electrical load in the Demised Premises (inclusive of power, lighting and Supplemental HVAC) shall not exceed 8 watts per usable square foot (inclusive of power, lighting and Supplemental HVAC). Landlord shall not unreasonably withhold its consent to the installation of additional risers in the Building in order to increase the watts per usable square foot available to the Demised Premises; provided, however that all such work shall be performed by Landlord and the cost thereof shall be paid by Tenant to Landlord not later than fifteen (15) days after written request therefor.

Tenant has reviewed the electrical capacity available to the Demised Premises and represents that its satisfied therewith. Landlord represents that 8 watts per usable square foot (inclusive of power, lighting and Supplemental HVAC) is available to the Demised Premises.

        Landlord represents to Tenant that the Building is served by two underground circuits, as more particularly described in the correspondence from PSE&G attached hereto as Exhibit "X".


                                      -R3-





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        R7. UPS Generator: For use at the Demised Premises, Tenant shall have the right to install a gas-fired emergency back-up (uninterrupted power supply) generator (the "Generator") upon the following terms and conditions:

        (a) Landlord hereby grants Tenant the right at Tenant's sole cost and expense, to install the Generator on the roof of the Building or on the Land, as determined by Landlord, in a location thereon as designated by Landlord. Tenant agrees to provide Landlord with complete specifications regarding the dimensions of such Generator, the materials to be used in its construction, the method of its installation and the piping, wire, cabling and utilities required as a result thereof. Tenant's plans and specifications shall be subject to Landlord's reasonable approval.

        (b) Tenant shall be responsible, at its sole cost and expense, and throughout the Term, to maintain, operate (including utility costs), replace, and repair the Generator.

        (c) In regards to the Generator, Tenant shall comply with all Legal Requirements (including, without limitation, acquisition of all necessary permits) and all reasonable requirements of Landlord's insurer. Tenant shall insure the Generator and pay any additional premiums of Landlord's insurer as a result of the Generator installation or operation.

        (d) All work required to construct and/or install the Generator, shall be performed by Tenant at its sole cost and risk, it being understood and agreed to by the parties hereto that the Tenant will have full responsibility for any resulting damage to the Building, Land, and the surrounding improvements.

        (e) Tenant shall and does hereby agree to indemnify, defend, and hold harmless Landlord and its successors and assigns from any and all claims of whatever nature made by any third party arising out of or in connection with the installation and operation of the Generator.

        (f) Tenant fully acknowledges that Landlord is granting Tenant the right to use the Generator at Tenant's request and in reliance on Tenant's representations that the installation and operation of the Generator will in no way interfere with the operations and quiet enjoyment of Landlord's other tenants in the Building and Development. In the event the operation of Tenant's Generator is interfering with the operations or quiet enjoyment of Landlord's other tenants, on written notice thereof from Landlord to Tenant, Tenant will cease such interference with the operations or quiet enjoyment of Landlord's other tenants.

        (g) Upon the expiration or earlier termination of this Lease, Tenant shall remove the Generator at its sole cost and expense, and in accordance with the provisions of the Lease regarding removal of Tenant's Property.

        (h) Tenant shall upon thirty (30) days written notice from Landlord to Tenant, relocate the Generator to another location which Landlord shall reasonably designate. Such relocation shall be at Landlord's sole cost and



                                      -R4-



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expense.  Tenant shall not relocate the Generator for any other reason without the prior written consent of Landlord.

        R8.  Landlord's Work:

        (a) Landlord shall inform Tenant of the anticipated date the Demised Premises shall be Ready for Occupancy and shall otherwise keep Tenant informed of the progress of the Landlord's Work during the pendency thereof and shall advise Tenant of any anticipated delays.

        (b) Landlord shall use reasonable efforts to complete all Landlord's Work no later than March 1996. If the Demised Premises are not Ready for Occupancy by such date, then, commencing on the day Fixed Rent first becomes payable under the Lease, Tenant shall be entitled to a one day abatement of Fixed Rent for each day thereafter for which the Demised Premises shall not be Ready for Occupancy; provided, however, that said March 1996 date shall be extended by a day for each day of delay covered by Section 5.02 hereof.

        R9.    Tax Appeals:

        (a) Decrease in Base Year Tax. If Real Estate Taxes in the Base Year are reduced, including but not limited to reduction as the result of, any application or proceeding brought by Landlord for reduction in the amount of Real Estate Taxes payable with respect to the Base Year, and if, as a result of such application or proceeding Real Estate Taxes attributable to the Base Year shall be decreased, Landlord may promptly bill Tenant for any Tenant's Fraction of Real Estate Taxes in accordance with Article 6 hereof, for any Calendar Year reflecting such decrease in Real Estate Taxes in the Base Year. In no event shall the Fixed Rent payable under this Lease be affected or changed as a result of any such Real Estate Tax appeal, whether or not affecting the Base Year.

        (b) Decrease in Taxes. If the Real Estate Taxes are reduced (other than in the Base Year, which shall be governed by Rider Paragraph R9(a) above), for which Tenant's Fraction of Real Estate Taxes have been paid by Tenant pursuant to Article 6 of this Lease, such Tenant's Fraction of Real Estate Taxes shall be recomputed on the basis of any such reduction and Landlord will, at its election, either credit against the next accruing installments of Tenant's Fraction of Real Estate Taxes due under this Lease after receipt by Landlord of a tax refund any sums paid by Tenant in excess of the recomputed amounts, less a sum equal to Tenant's Fraction of all costs, expenses, and fees, including, but not limited to, attorneys' fees and appraisal fees incurred by Landlord in connection with such application or proceeding, except to the extent such costs, expenses and fees have already been included in Operating Expenses or Real Estate Taxes (said resulting amount being the "Tenant's Tax Credit"), or promptly refund to Tenant an amount equal to the Tenant's Tax Credit.

        R10. Telecommunications Providers: Landlord agrees that it shall not unreasonably withhold or delay its consent to permit access to the Building to any reputable, nationally recognized telecommunications provider



                                      -R5-



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recommended to Landlord by Tenant which Tenant desires to use so that such telecommunications provider may provide its services to Tenant and any other tenant of the Building; provided, however, that (i) such telecommunications provider shall agree to and shall execute and deliver to Landlord a License Agreement in form and substance reasonably satisfactory to Landlord; (ii) such telecommunications provider shall agree to pay to Landlord reasonable and customary fees therefor; and (iii) the installation and subsequent provision of such service to the Building shall not, in Landlord's sole and reasonable judgment, interfere or cause damage to the Land, the Building, the Development or the use and occupancy thereof by the tenants thereof. The terms and provisions of this Rider Paragraph R10 shall be personal to the original named Tenant and/or any Affiliate thereof.

        R11. Management: Landlord shall operate and manage or cause to be operated and managed the Building and the Common Areas and shall perform or cause to be performed all obligations on the part of Landlord to be performed under this Lease in a manner consistent with the present operation and management of the Building and Common Areas and in keeping with the character and tenants of the Building.

        R12. Tenant's Work: Tenant shall have the right, upon written notice to Landlord, to enter the Demised Premises prior to Landlord's delivery of the Demised Premises Ready for Occupancy for the sole purpose of performing Tenant's Work therein provided:

        (i) Tenant first delivers a Certificate of insurance to Landlord as required under this Lease;

        (ii) Tenant's Work does not unreasonably interfere with Landlord's Work or Landlord's workmen;

        (iii) Tenant pays all costs of additional utilities and services incurred as a result of Tenant's entry;

        (iv) Tenant agrees to all reasonable rules and regulations set forth by Landlord during such period;

        (v) Tenant complies with all Legal Requirements applicable thereto; and

        (vi) Tenant comply in all respects with the terms and provisions of
Section 39.09 of the Lease.

        Landlord agrees that it shall cooperate with Tenant and its contractors to coordinate and schedule the timing and performance of Landlord's Work and Tenant's Work and provide to or for the benefit of Tenant access to appropriate facilities and services, all in a manner reasonably acceptable to Landlord.



                                           -R6-



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        R13. Attorneys' Fees: In the event either party brings an action to enforce this Lease, or to collect Rent or other sums due under this Lease, or to recover the possession of the Demised Premises, the prevailing party shall be entitled to recover its reasonable attorney's fees.

        R14. Consequential Damages: Notwithstanding anything to the contrary contained in this Lease, neither Landlord nor Tenant shall be liable to the other for consequential damages.


                                            HARTZ-PW TOWER B LIMITED PARTNERSHIP
                                                          ("Landlord")
                                    BY:     HARTZ MOUNTAIN INDUSTRIES, INC.
                                                          ("general partner")

                                    By:       /s/ Irwin A. Horowitz
                                            ------------------------------------
                                            Irwin A. Horowitz
                                            Executive Vice President


                                            ICON INTERNATIONAL INC.
                                                         ("Tenant")


                                     By:     /s/ Scott A. Baxter
                                            ------------------------------------



                                      -R7-


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